Exhibit 10.5

LEASE AGREEMENT

2020 DAIRY ASHFORD PLAZA

BY AND BETWEEN

DAP PLAZA

("LANDLORD")

AND

TAX MASTERS, INC.

("TENANT")

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SEC. 42 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES:	26
SEC. 43 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA:	26
SEC. 44 ATTORNEYS' FEES:	27
SEC. 45 AUTHORITY OF TENANT:	27
SEC. 46 INABILITY TO PERFORM:	27
SEC. 47 JOINT AND SEVERAL TENANCY:	27
SEC. 48 EXECUTION OF THIS LEASE AGREEMENT:	27
SEC. 49 WAIVER OF TRIAL BY JURY; COUNTERCLAIM:	27
SEC. 50 CALCULATION OF TIME PERIODS	27
SEC. 51 ANTI-TERRORISM LAWS	27
SEC. 52 FINANCIAL STATEMENTS	28
SEC. 53 RENEWAL OPTION:	28
SEC. 54 RIGHT OF FIRST OFFER	29
SEC. 55 PURCHASE OPTION	30
SEC. 56 MEMORANDUM OF LEASE	30
SEC. 57 TENANT'S EXCLUSIVE USE	30
SEC. 58 BACK UP GENERATOR	31
SEC. 59 EXHIBITS	31

EXHIBITS:
EXHIBIT A - SITE PLAN
EXHIBIT B - LEGAL DESCRIPTION OF THE LAND
EXHIBIT C - PARKING AGREEMENT
EXHIBIT D - RULES AND REGULATIONS
EXHIBIT E - ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT F - TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT G - LEASEHOLD IMPROVEMENTS
EXHIBIT H - AIR CONDITIONING AND HEATING SERVICES
EXHIBIT I - INSURANCE REQUIREMENTS
EXHIBIT J - PURCHASE OPTION
EXHIBIT K - FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ii

LEASE AGREEMENT

Office Building

This Lease Agreement (this "Lease Agreement") is made and entered into as of the date set forth on the signature page between DAP PLAZA, a California limited partnership registered to do business in Texas as "DAP Plaza, Ltd.", hereinafter referred to as "Landlord", and TAX MASTERS, INC., a Nevada corporation, hereinafter referred to as "Tenant":

WITNESSETH:

SEC. I LEASED PREMISES In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:

A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth the office building located at 2020 Dairy Ashford Road, Houston, Harris County, Texas 77077 (the "Building") and situated on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes (the "Land"), which Building includes approximately one hundred seven thousand eight hundred ninety (107,890) square feet of Net Rentable Area (as hereinafter defined) on floors one (1) through six (6) thereof, as indicated on the site plan attached hereto as Exhibit A (the Building, including such Net Rentable Area, shall be referred to herein as the "Leased Premises"). Said Building is located on and constitutes a part of that certain office building complex located on the Land comprised of the Building, the Adjacent Building (hereinafter defined) and all common driveways, entrances, exits, parking lots, parking garages, and sidewalks serving the same (hereinafter collectively, the "Development"). Tenant agrees that the Net Rentable Area of the Leased Premises described herein is a reasonable approximation and is not subject to revision whether or not the actual size is more or less. Subject to Section 9.B below, Landlord hereby grants Tenant, its employees, invitees and other visitors, a nonexclusive license for the Term of this Lease Agreement and all extensions and renewals thereof over, across and upon all driveways, entrances, exits, parking lots, parking garages, sidewalks and other common areas of the Development, subject however to Sections 9.B and 19 below and Exhibit C hereof, to use the same for the purpose for which they were designed, including without limitation ingress and egress to the Leased Premises.

B. The term "Net Rentable Area" shall mean the net rentable area measured according to standards similar to those published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1996, as amended or replaced from time to time (the "Modified BOMA Standard"). If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the Modified BOMA Standard.

C. Landlord also leases to Tenant certain parking spaces on the terms and conditions set forth in Exhibit C attached hereto and made a part hereof for all purposes.

D. The Leased Premises shall be delivered to Tenant and Tenant shall accept same, in its current "AS IS, WHERE IS" condition subject to the construction of the Landlord's Work, as set forth and described on Exhibit G attached hereto and made a part hereof for all purposes. Tenant acknowledges that no representations as to the repair of the Leased Premises or the Building, nor promises to alter, remodel or improve the Leased Premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease Agreement.

SEC. 2 TERM:

A. The term of this Lease Agreement (the "Term") shall commence on the day that is one hundred eighty (180) days following the earlier to occur of (i) the day that is sixty (60) days following the Effective Date or (ii) the date upon which Tenant has obtained all third party permits and approvals (with respect to which permits and approvals Tenant shall use its good faith and diligent efforts to obtain) necessary for Tenant to commence, or cause the commencement of, the construction and installation of the Leasehold Improvements (as defined on Exhibit G)

(such date being herein referred to as the "Commencement Date") and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the day preceding the day that is sixty-six (66) months following the Commencement Date (the "Expiration Date").

B. This Lease Agreement shall be effective as of the Effective Date (as hereinafter defined) and in the event Tenant, prior to the Commencement Date, (i) completes the Leasehold Improvements substantially in accordance with the approved Construction Drawings (as defined on Exhibit G) and (ii) occupies the Leased Premises for purposes of conducting its operations therein, such entry shall be subject to the terms and conditions of this Lease Agreement, except that Base Rent and Additional Rent (each as hereinafter defined) shall not commence to accrue as a result of such entry until the Commencement Date.

SEC. 3 USE: Landlord acknowledges that Tenant's business operations consist of advising and counseling both consumers and businesses in connection with, and the preparation of, federal, state and local income tax returns and other tax related matters and that Tenant intends to conduct such operations in the Leased Premises (collectively "Tenant's Intended Use") Accordingly, the Leased Premises shall be used and occupied by Tenant solely for general office purposes and any uses ancillary to the same and to Tenant's Intended Use, including by way of example but not limitation the operation of phone banks, computer processing services and office reproduction services, and for no other purpose (save and except a retail sundry/news kiosk and/or deli/snack bar shall be permitted on the first floor as uses ancillary to Tenant's Intended Use so long as same are located within the first floor of the Building, do not have independent access to the exterior of the Building and are not advertised for use to the general public). In the event the Tenant elects to use the Leased Premises for any such ancillary uses, Tenant shall be required to obtain and maintain throughout the Term all permits and licenses required by applicable governmental authority or governing body to operate such ancillary uses in the Leased Premises. The Leased Premises shall not be used for any purpose which would tend to lower the current character of the Building, create unreasonable elevator loads or otherwise interfere with standard Building operations and Tenant shall not engage in any activity which does not comply with Rules and Regulations set forth on Exhibit D hereto.

SEC. 4 SECURITY DEPOSIT: Reserved.

SEC. 5 BASE RENT:

A. As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent according to the following schedule (the "Base Rent"):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-6	$0.00	$0.00	$0.00
7-26	$7.50	$809,175.00	$67,431.25
27-46	$8.50	$917,065.00	$74,422.08
47-66	$9.50	$1,024,955.00	$85,412.92

The Base Rent shall be payable to Landlord at the address of the Landlord's property manager set forth in Section 31 below (or such other address as may be designated by Landlord in writing from time to time) in monthly installments in legal tender of the United States of America, in advance, without demand, set-off or counterclaim except as herein expressly provided, on or before the first day of each calendar month during the Term hereof; provided, however, the first monthly payment of Base Rent (i.e. Base Rent payable with respect to the seventh (7th) month of the Term) shall be made on the Effective Date. If the Term of this Lease Agreement as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be thirty (30).

B. In addition to the foregoing Base Rent and the Additional Rent to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as additional rent all charges for any services, goods or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease Agreement, as well as other sums payable by Tenant hereunder, within ten (10) days after Landlord renders a statement therefor to Tenant. In the event Tenant fails to pay Rent (as hereinafter defined) within ten (10) days of the date due, a late charge equal to five percent (5°/0) of the amount unpaid shall be immediately due and payable.

SEC. 6 ADDITIONAL RENT:

A. As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each Lease Year (as hereinafter defined) during the Term, as additional rent (the "Additional Rent"), one hundred percent (100%) of the Operating Expenses (as hereinafter defined) for that Lease Year; provided, however, the Operating Expenses for the initial Lease Year of the Term shall in no event exceed Six and 70/100 Dollars ($6.70) per square foot of Net Rentable Area of the Leased Premises. For purposes of calculating Additional Rent under this Section 6, the Controllable Operating Expenses (defined below) for each Lease Year after the initial Lease Year that may be included in Operating Expenses for such Lease Year shall not be more than five percent (5%) greater than the Controllable Operating Expenses for the then previous Lease Year. "Controllable Operating Expenses" shall mean all items of Operating Expenses which are within the reasonable control of Landlord, but specifically excluding taxes, utilities, costs associated with providing security to the Complex, insurance, costs incurred to comply with governmental requirements, wages and salaries affected by the minimum wage, and other costs beyond the reasonable control of Landlord. For purposes hereof, the initial "Lease Year" shall be the period commencing on the Commencement Date and continuing through the day that is twelve (12) months following the Commencement Date. Each "Lease Year" after the initial Lease Year shall be a consecutive twelve (12) month period commencing on the first day immediately following the preceding Lease Year.

B. All Operating Expenses shall be determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied and shall be computed on the accrual basis. As of the date of this Lease Agreement, Landlord owns the office building located at 2000 Dairy Ashford Road, Houston, Harris County, Texas 77077 (the "Adjacent Building") located within the Development. Accordingly, if any of the Operating Expenses described in this Section 6.B are attributable to both the Complex (hereinafter defined) and the Adjacent Building, and if so then only such portion thereof as are properly allocable (determined using Landlord's good faith) to the Complex shall be included in Operating Expenses, provided that in no event shall the portion attributable to the Leased Premises exceed a fraction, the numerator of which shall be the Net Rentable Area of the Leased Premises and the denominator of which shall be the total Net Rentable Area of the Development, which the parties agree shall be no less than 109,974 square feet. The term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, management, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (inc)uding the Parking Facilities [as defined on Exhibit C]), and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's discretion (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the "Complex"), including but not limited to the following:

(1)
Wages and salaries of all employees exclusively engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto, excluding, however, leasing agents and any other wages or salaries of employees by Landlord in the general operation of Landlords' business and not exclusively in connection with the operation of the Complex.

(2)
All supplies, tools, equipment and materials used exclusively in operation and maintenance of the Complex, provided that the cost of any equipment and tools shall be amortized over the useful life of such equipment and tools according to GAAP.

(3)
Cost of all utilities for the Complex, including but not limited to the costs of water, electricity for the driveways and sidewalks, gas, heating, lighting, air conditioning and ventilation; provided, however, the cost of providing electricity to the Leased Premises and the Parking Facilities shall not be included in Operating Expenses, but shall be paid by Tenant pursuant to the terms and provisions of Section 7.E hereof.

(4)
Cost of all Required Services set forth in Section 7.A below, including without limitation, janitorial and day porter service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, window cleaning, janitorial service, trash removal and elevator maintenance.

(5)
Cost of all insurance relating to the Complex which Landlord is required to maintain pursuant to Section 31 below or any other insurance that Landlord elects to obtain and maintain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith; the amount of the deductible paid by Landlord or deducted from any insurance proceeds paid to Landlord shall also constitute an Operating Expense.

(6)
All ad valorem taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise) and any other taxes and improvement assessments attributable to the Complex, or its operation or the revenues or rents received therefrom (whether directly or indirectly through the use of a franchise, margin or other similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied), but excluding, however, federal and state taxes on income and any penalties assessed as a result of late payment(s) by Landlord (collectively, "Taxes"); provided, however, that if at any time during the Term, new taxes, assessments, levies, impositions or charges are imposed on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or other similar tax), or the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an increase to the tax rate thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex in lieu of ad valorem taxes or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied) in lieu of ad valorem taxes, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Taxes to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will also be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance. Landlord agrees that so long as it owns both the Building and Adjacent Building it will not seek to separately assess such buildings for ad valorem tax purposes; provided, however, the foregoing shall not be construed to prohibit Landlord from selling either of the buildings while retaining the other and in such event, Landlord shall be permitted to have the buildings separately assessed for ad valorem tax purposes.

(7)
Amortization of the cost of installation of capital investment items that have been (whether before or during the Term or are hereafter installed for the purpose of reducing Operating Expenses or which may be required by any laws, ordinances, orders, rules, regulations and requirements which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex, whether now in force or hereafter enacted. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with GAAP as reasonably determined by Landlord.

(8)	The property management fees incurred by Landlord in connection with management of the Complex, not to exceed five percent (5%) of the sum of annual base rental and additional rent for the Complex.

(9)
Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex and for the common areas of the Development, which common areas Landlord covenants to maintain in good condition and repair during the Term and any extensions of this Lease Agreement and shall include regular maintenance and repair (and resurfacing as necessary) of all parking lots, drive aisles, entrances and exits constituting common areas, all common lighting and any common signage shared by Tenant.

(10)	Reserved.

(11)	All costs incurred by Landlord for the purpose of reducing Operating Expenses, including, without limitation, the cost of all tax protests.

C. If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant's Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be three hundred sixty five (365), and the calculation described in Section 6.E below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

D. On or about January 15th of each calendar year during the Term, Landlord shall deliver to Tenant Landlord's good faith estimate of Tenant's Additional Rent (the "Estimated Additional Rent") for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 15th of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year's estimate until Landlord's estimate is delivered to Tenant. From time to time, but in no event more than once during any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses by sending written notice thereof to Tenant, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

E. Within ninety (90) days after the end of each calendar year during the Term, Landlord shall provide Tenant a statement showing the actual Operating Expenses for said calendar year, broken down by category (e.g., janitorial, common area maintenance, landscaping maintenance, etc.) prepared in accordance with GAAP and certified as correct by an officer of Landlord, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent. If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement with respect to the calendar year immediately preceding and/or then in effect at the time of termination only. Any amount due to the Landlord as shown on Landlord's statement described above, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any subsequent written exception made pursuant to Section 6.11. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to herein as "Rent".

F. All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address of the Landlord's property manager specified in Section 31 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

G. Landlord shall maintain full and complete records of Operating Expenses and exclusions therefrom in accordance with GAAP and good commercial practice and sufficient to enable Tenant to inspect and review Operating Expenses to confirm that Operating Expenses are being charged in accordance with this Lease Agreement. Not more than once per calendar year, and only on or before ninety (90) days following the date Landlord delivered the statement described in Section 6.E above to Tenant setting out the adjustment, if any, to the Estimated Additional Rent (the Estimated Additional Rent, as adjusted by such statement, is hereinafter referred to as the "Adjusted Additional Rent"), Tenant shall have the right, directly or through agents or contractors, to commence an inspection and review of Landlord's books and records pertaining to Operating Expenses and exclusions therefrom for the current period only, upon reasonable advance notice to and coordination with Landlord; provided, however, in no event will Landlord be obligated to permit any such inspection or review to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. If Tenant fails to commence such inspection and review on or before the ninetieth (90th) day following the date Landlord delivered the statement described in Section 6.E above to Tenant or to complete such inspection and review and deliver the inspector's report to Landlord before the one hundred eightieth (180(h) day following the delivery of such statement, then Tenant shall conclusively be deemed to have accepted the Adjusted Additional Rent specified in such statement and to have waived any right to contest such amount in the future. The cost of any such inspection and review by Tenant shall be borne solely by Tenant. If following such inspection and review, it is conclusively determined that the Adjusted Additional Rent paid by Tenant exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such determination. If as a result of such inspection and review, it is conclusively determined that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year, Tenant shall pay to Landlord within thirty (30) days of the date of such determination, the positive difference between the amount that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year. Notwithstanding the foregoing, if following such audit it is conclusively determined that the Adjusted Additional Rent exceeds the actual Additional Rent by more than five percent (5%) for the calendar year in question, Landlord shall reimburse Tenant for all of Tenant's reasonable out of pocket costs and expenses incurred by Tenant in connection with such audit.

H. Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Operating Expenses and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Operating Expenses. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.

SEC. 7  SERVICE AND UTILITIES:

A. Landlord shall furnish the following services and amenities (collectively, the "Required Services") to Tenant (and its assignees and sublessees permitted hereunder) while occupying the Leased Premises, the cost of which shall be reimbursed to Landlord as Operating Expenses (subject to the cap on increases set forth in Section 6 above), which Landlord covenants and agrees to so do in good faith and with due diligence:

(1)	Domestic water at those points of supply provided for general use of the tenants of the Building;

(2)
Central heat, ventilation and air conditioning in season, at such times, at such temperatures and in such amounts as are considered by Landlord to be standard, but in keeping with the standards of other comparable office buildings located in the applicable submarket for the Building, all as more particularly described on Exhibit II attached hereto and made a part hereof for all purposes;

(3)
Electric lighting service for the Parking Facilities, driveways, sidewalks and service areas for the Building in the manner and to the extent deemed by Landlord to be in keeping with the standards of other comparable office buildings located in the applicable submarket for the Building; provided, however, the Parking Facilities described in Exhibit C attached hereto and made a part hereof for all purposes shall be illuminated between 6:00 p.m. and midnight from Monday through Saturday and between 6:00 p.m. and 9:00 p.m. on Sundays;

(4)
Janitorial service on a five (5) day week basis, in the manner and to the extent deemed standard by Landlord which shall include, among other things, regular emptying of all trash cans in the Building as well as the periodic emptying of any exterior trash cans serving the Complex, refilling toilet paper, paper towels and soap dispensers in the Building bathrooms and wiping down countertops in said Building bathrooms;

(5)
On-site security personnel and equipment for the Building, which shall include a roving security guard between 6:00 a.m. and midnight from Monday through Friday and between 6:00 a.m. and 9:00 p.m. on Saturdays, excluding Holidays (as defined in Exhibit D), who shall be reasonably available by telephone to escort employees of Tenant to their automobiles; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security provided that Landlord has exercised reasonable care in the selection of the security contractor and equipment;

(6)	Reserved;

(7)	All Building standard fluorescent bulb replacement (including replacement of defective ballasts) and all Building standard incandescent bulb replacement in the Complex;

(8)	Non-exclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day; and

(9)
Day porter service for the Building for four (4) hours on each Saturday (excluding Holidays) during the Term, which shall include, among other things, refilling toilet paper, paper towels and soap dispensers in the Building bathrooms and wiping down countertops in said Building bathrooms.

(10)
Maintain and keep all portions of the Leased Premises and/or Complex, including without limitation the Building, not otherwise required to be maintained (a) by Landlord at its sole cost and expense under Section 8.A below, or (b) by Tenant under Section 8.0 below, in good condition and repair. Landlord's duties shall include by way of example and not limitation, the maintenance and repair (and replacement, if necessary) of (i) all areas available to the use and access by the general public, including flooring and wall coverings/treatments/painting, fountains, (ii) all HVAC systems serving the Building, including regular service contracts therefor, (iii) all plumbing (including restroom fixtures and equipment), (iv) all interior and exterior electric systems and drainage systems, (v) interior and demising walls, (vi) interior ceiling tiles, grids and finishing, (vii) regular emptying of any and all dumpster(s) serving the Building (which dumpster[s] Landlord agrees to provide to Tenant), (viii) keeping the parking areas and sidewalks of the Complex in a trash free and regularly swept condition, and (ix) routine landscaping maintenance and replacement, as necessary, for the Complex. All expenses incurred by Landlord in fulfilling its obligations under this Section 7.A(10) or Section 8 shall be included in Operating Expenses unless prohibited pursuant to Section 6.

B. The obligation of Landlord to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Landlord's ability to provide the Required Services as herein stipulated shall not constitute a Landlord Event of Default (as hereinafter defined) hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Landlord hereunder.

C. To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Landlord's covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, Landlord covenants and warrants that as of the Commencement Date such public utility service shall be available for the purpose of Landlord's provision of the Required Services and for Tenant's intended use of the Leased Premises. As used herein, the phrase "cause beyond the reasonable control of Landlord" shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof, provided that Landlord utilizes its reasonable efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. Notwithstanding anything to the contrary contained in this Lease Agreement, if: (a) any Essential Required Services (as hereinafter defined) are interrupted for any reason within Landlord's reasonable control, and Tenant is unable to and does not use the Leased Premises as a result of such interruption in accordance with Tenant's Intended Use; and (b) Tenant shall have given written or telephonic notice of such interruption to Landlord, and Landlord shall have failed to cure such interruption within twenty four (24) hours after receiving such notice, Rent shall abate commencing as of the twenty fifth (25th) hour following such notice until such Essential Required Services are restored. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. The provisions of this Section 7.0 do not apply in the case of a casualty or condemnation under Sections 13 and 14 hereof, which provisions shall govern in such circumstances. As used herein, the term "Essential Required Services" means any one or more of the following services: HVAC, electricity, water, elevator service, telephone and telecommunication services (provided that Tenant shall be solely responsible for the cost of installation, maintenance and operation of any telephone/telecommunication services and all electric utility usage per separate meter as set forth in Section 7.E below).

D. Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Required Services and maintenance and repair obligations of Landlord under Section 8.A under this Lease Agreement, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease Agreement. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities to the Building from time to time, and hereby agrees that Landlord's discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease Agreement nor entitle Tenant to any abatement of or reduction in Rent.

E. Tenant acknowledges that Landlord has previously installed meters or sub-meters for the purpose of metering or sub-metering electricity provided to the Building and the Parking Facilities. Accordingly, Landlord shall provide an invoice to Tenant for one hundred percent (100%) of the electricity provided to the Building and the Parking Facilities on a monthly basis in arrears based on the actual costs charged to Landlord for providing such electricity to the Building and the Parking Facilities, which shall be paid by Tenant as Additional Rent on or before the first day of the following calendar month, along with the remainder of the Additional Rent then due and owing by Tenant. In the alternative, Landlord shall have the continuing right to require Tenant to procure electricity directly from a reputable third party service provider ("Provider") for Tenant's own account in which case Tenant shall be responsible for contracting with and the payment of such electricity directly to such Provider. In no event shall Tenant contract for such electrical service for a date beyond the I xpiration Date or, if applicable the last day of the Extended Term. In such event, Tenant shall require each Provider to comply with the Building's rules and regulations, all applicable laws, and Landlord's reasonable policies and practices for the Building. Tenant acknowledges Landlord's current policy that requires all Providers to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.

SEC. 8 MAINTENANCE, REPAIRS AND USE:

A. Landlord shall maintain and keep in good condition and repair (including replacement, if necessary)
(i) all exterior portions of the Building, including exterior walls, doors, and windows, (ii) the roof of the Building, which Landlord shall maintain in a leak free condition, (iii) all structural elements of the Building, and (iv) the base Building mechanical, electrical and plumbing systems of the Building, including the base Building heating, ventilation and cooling system for the Building.

B. Landlord, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Leased Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish to Tenant, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, provided that Landlord shall endeavor in good faith to perform such activities in such a fashion as to minimize interference with Tenant's business operations in the Leased Premises.

C. Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant. Tenant's agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord on demand. Tenant further agrees to maintain and keep the floor and wall coverings of the interior of the Leased Premises not accessible to the general public and Tenant's furniture and fixtures installed in the Leased Premises in good repair and condition at Tenant's expense. The cost of maintaining and/or repairing or replacing any telephonic or telecommunications systems for the Leased Premises shall be Tenant's responsibility as well. Notwithstanding the foregoing, Tenant may, at its option and at the cost and expense of Landlord, repair or replace any damage or injury done to the Leased Premises or any part thereof, caused by Landlord, Landlord's agents, employees, licensees, invitees or visitors; Landlord shall pay the cost thereof to Tenant on demand. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the interior of the Leased Premises, and at the expiration or earlier termination of this Lease Agreement, to deliver up the Leased Premises to Landlord in as good condition as on the earlier to occur of (i) the Commencement Date or (ii) the date upon which Tenant occupies the Leased Premises for purposes of conducting its operations therein in accordance with Section 2.B above, ordinary wear and tear and casualty excepted, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

D. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably interfere with, annoy or disturb the quiet enjoyment of any other tenant of the Building; if any; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or use any apparatus which might make undue noise or set up vibrations in the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. In the event Tenant fails to correct, cure or discontinue such prohibited or dangerous use within five (5) days following written notice from the Landlord, such failure shall constitute a Tenant Event of Default (as hereinafter defined) hereunder and Landlord shall have all of its remedies as set forth in this Lease Agreement.

SEC. 9 QUIET ENJOYMENT:

A. Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.

B. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Complex or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant's access to the Building and are performed at such hours and on such days so as to minimize interference with Tenant's business operations, (ii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land, provided such activities do not unreasonably impair access to the Building or reduce the amount of parking required to be provided to Tenant pursuant to Exhibit C hereunder. Notwithstanding the foregoing, Landlord shall not construct any improvements in, or alter or relocate the parking facilities and/or parking spaces located in the "No Change Area" shown on Exhibit C hereto unless Landlord is required to do so pursuant to any applicable laws and/or governmental rules, regulations, ordinances or restrictions. In addition, Landlord shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building's energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Landlord's rights pursuant to this Section 9, shall in no way reduce Tenant's obligations under this Lease Agreement or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 9. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents caused by or arising out of any work performed pursuant to the exercise of Landlord's rights reserved in this Section 9 or new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord. Tenant agrees to cooperate with Landlord in furtherance of Landlord's exercise of any of the rights specified in this Section 9.

SEC. 10 ALTERATIONS:

A. Save and except for the alterations to be made by Tenant pursuant to Exhibit G hereto, Tenant shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises, without first obtaining the written consent of Landlord; provided, however, Landlord's consent to (i) any alterations or physical additions (including fixtures) to the Leased Premises which do not affect the HVAC, plumbing, electrical, fire protection or mechanical systems or structural elements of the Leased Premises or the Building or (ii) the placement of safes, vaults or other heavy furniture or equipment within the Leased Premises shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, from and after the Commencement Date, Tenant may (i) install and replace carpeting and other floor coverings as well as wallpaper, paint and other wall treatments within the interior areas of the Leased Premises not accessible to the general public without Landlord's consent and (ii) provided Tenant removes the same at the termination of the Lease Agreement and returns the Leased Premises to the condition it was in as of the Commencement Date (ordinary wear and tear, casualty and condemnation excepted) as set forth in Section 11 below, install and replace temporary cubicle dividers having a maximum height of five (5) feet or less within offices in the Leased Premises not accessible to the general public, and install and replace tenant's telephonic and telecommunications equipment, all without Landlord's consent. Landlord acknowledges that Tenant may install and replace certain high volume reproductive copying systems and other heavy equipment on the first floor of the Building and the same shall be acceptable to Landlord provided they are limited to the first floor of the Building. In addition, Tenant shall not be permitted to take x-rays or core drill or penetrate the floor of the Leased Premises or any other floor of the Building without first obtaining the Landlord's consent, not to be unreasonably withheld, conditioned or delayed. The reasonable cost of any consultant or engineer hired by Landlord in connection with such work undertaken by Tenant shall be paid for by Tenant as additional rent hereunder. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord's consent and prior to commencement of construction of the alterations or physical additions, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations and physical additions and evidence of contractor's and subcontractor's insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties (as defined on Exhibit I) as additional insureds. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord's actual costs incurred to compensate Landlord for the reasonable cost of review and approval of the plans and specifications and for additional reasonable administrative costs incurred in monitoring the construction of the alterations. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the reasonable cost incurred by Landlord to update its current architectural plans for the Building.

B. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all costs (including attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith.

C. Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Complex in connection therewith other than Tenant's leasehold estate under this Lease Agreement. However, should any mechanics' or other liens be filed against any portion of the Complex or any interest therein (other than Tenant's leasehold estate hereunder) by reason of Tenant's acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, which failure shall be deemed to be a Tenant Event of Default hereunder without the necessity of any further notice, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.

D. Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord's review and approval of Tenant's plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws or release Tenant from its obligations under this Section 10.D.

E. Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the interior of the Building to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Texas Government Code, Chapter 469) (collectively, the "Accommodation Laws"). Except to the extent provided below. Landlord shall be responsible for making all accommodations and alterations to the areas outside of the Building necessary to comply with the Accommodation Laws. Notwithstanding the foregoing, Landlord may perform, at Tenant's sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws or that are required by any governmental official acting pursuant to the Accommodation Laws to any area outside of the Building which are triggered by any alterations or additions to the Leased Premises or by the proposed use of the Leased Premises as described in Section 3 and Tenant shall reimburse Landlord for such cost and expense upon demand.

SEC. 11 FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement; (b) Tenant is not then in default under this Lease Agreement beyond any applicable cure period at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord at the end of the Term and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. lf, however, Landlord so requests in writing within sixty (60) days prior to the termination of this Lease Agreement, Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal. In addition, Tenant shall be required prior to the termination of this Lease Agreement to remove all of its telecommunications equipment, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, wherever located. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items), Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord in connection therewith and Tenant shall be deemed to be holding over pursuant to Section 26 below until such time as such items have been removed from the Leased Premises. This Section 11 shall survive the expiration or termination of this Lease Agreement.

SEC. 12 SUBLETTING AND ASSIGNMENT:

A. At all times during the Term and any extensions hereof, Tenant shall have the right to sublet any portion of the Building, provided the proposed sublease does not cover more than 10,000 square feet of Net Rentable Area (the "Threshold Amoun("), without the necessity of Landlord's consent provided such sublease otherwise conforms with the standards set forth in subsections (1) through (7) below. Tenant shall further have the right to assign all or any portion of its interest in this Lease Agreement to any corporation, partnership, limited liability company or other such business entity the majority interest of which is owned or controlled by Tenant without Landlord's consent, provided the proposed assignment otherwise conforms with the standards set forth in subsections (3) and (4) below. Except as otherwise set forth above, Tenant may not assign this Lease Agreement or sublet more than the Threshold Amount of the Leased Premises, without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed. With respect to any such assignment or sublease, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its intended use, financial condition and business operations) at least forty-five (45) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. With respect to assignments and any sublease requiring Landlord's consent, Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord either approves or rejects the proposed assignment or sublease (any such rejection to state in detail the rationale behind such rejection), otherwise the proposed assignment or sublease shall be deemed approved. Notwithstanding anything to the contrary, all subleases and assignments (except as otherwise set forth above) shall conform to the following standards and it shall not be unreasonable for Landlord to withhold consent to a proposed assignment or sublease requiring such consent if the following standards are not met, to wit:

(1)
the nature and character of the proposed assignee or sublessee and the principals thereof, their business and activities and intended use of the Leased Premises are not inconsistent with the current standards of the Building and/or would violate the use restrictions set forth in Section 3 above,

(2)
the proposed assignee or sublessee (or any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) may not be a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord in and in the vicinity of the applicable submarket for the Building,

(3)
the form and substance of the proposed sublease or instrument of assignment shall be reasonably acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld provided the same contains commercially standard clauses for an assignment of lease or sublease and provides that it is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject),

(4)
the proposed occupancy shall not (a) increase Landlord's cleaning requirements, (b) impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (c) violate the current rules and regulations of the Building, or (d) cause alterations or additions to be made to the Building (excluding the Leased Premises) not otherwise permitted by Tenant without Landlord's consent,

(5)
Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of any rent realized by Tenant as a result of said sublease or assignment to any party other than an Affiliate (as hereinafter defined) of Tenant in excess of the Base Rent and Additional Rent payable to Landlord by Tenant under this Lease Agreement and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Tenant credit for Tenant's reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as additional rent hereunder. As used herein, (1) the term "Affiliate" means any person or entity controlled by, under common control with, or which controls, the Tenant, and (2) the term " control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controls" have meanings correlative to the foregoing,

(6)	the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound as of the Effective Date of this Lease Agreement, and

(7)
with respect of an assignment or sublease of space in excess of the Threshold Amount only, the creditworthiness of the proposed assignee or sublessee and the principals thereof is acceptable to Landlord, in Landlord's sole discretion.

B. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord and the proposed assignee/sublessee in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease Agreement, as to the space transferred to it, (ii) in the event of a subleases of less than the Threshold Amount such sublessee agrees to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons, provided that Landlord provides Tenant with copies of any and all notices required of Landlord hereunder at such time as the same are sent to the assignee/sublessee and the same opportunity to cure any default of the assignee/sublessee as is provided to the assignee/sublessee and agrees to accept the same from Tenant. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with a request made by Tenant pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee, all legal costs reasonably incurred in connection with the granting of any requested consent and a charge reasonably determined by Landlord to cover in-house time spent in respect of such request.

C. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Tenant's mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Tenant (except as otherwise specifically permitted by this Lease Agreement), each of which shall be ineffective and void and shall constitute a Tenant Event of Default under this Lease Agreement unless consented to by Landlord in writing in advance. Notwithstanding the foregoing, Landlord acknowledges that as of the Effective Date of this Lease Agreement, Tenant is a corporation, the stock of which is publicly traded in accordance with the rules and regulations of the Securities Exchange Commission ("SEC"). Landlord covenants and agrees, therefore, that for purposes hereof, the issuance of any new stock, whether voting or otherwise, and/or the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant at any time throughout the Term, shall not be deemed to be an assignment of this Lease provided the same complies with all applicable rules and regulations of the SEC and is approved by the SEC. Notwithstanding the foregoing, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant, if Tenant is a privately held corporation, at any time throughout the Term to any party other than a family member of the controlling shareholder of Tenant or a trust controlled by such controlling stockholder or its family member(s), shall be deemed to be an assignment of this Lease Agreement.

SEC. 13 FIRE AND CASUALTY:

A. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part. Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as reasonably determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (i) results in total or substantial damages to or destruction of the Building or (ii) results in the Leased Premises being untenantable in whole or in substantial part and either (a) the reasonable estimation of a responsible contractor selected by Landlord and reasonably acceptable to Tenant as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises and all other portions of the Building exceeds six (6) months from the time such work is commenced, or (b) such casualty occurs during the last two (2) years of the Term or any Extended Term, then in either event of item (i) or (ii), Landlord or Tenant shall have the right to terminate this Lease Agreement effective as of the date of casualty or destruction by sending written notice to the other within sixty (60) days after the casualty event, subject to reasonable delays for insurance adjustments and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant. If any portion of Rent is abated under this Section 13, the parties may elect by mutual agreement to extend the expiration date of the Term of this Lease Agreement for the period of the abatement.

B. Notwithstanding anything in this Lease Agreement to the contrary, if the Leased Premises are damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees, customers or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement.

C. Notwithstanding anything contained in this Section 13, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance carried by Landlord and Landlord shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements in the Leased Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord's property upon the termination of this Lease Agreement.

SEC. 14 CONDEMNATION: If all of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a "Taking" or "Taken", as the context requires), or if so much of the Complex is Taken that, in Landlord's opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later). If this Lease Agreement is not terminated as a result of a Taking, Landlord shall restore the Leased Premises remaining after the Taking to a Building standard condition. During the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's pro rata share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenantable bears to the area of the Leased Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant shall have the right to assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's movable personal property.

SEC. 15 DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute a "Tenant Event of Default" under this Lease Agreement:

A. The failure of Tenant to pay any Rent as and when due under this Lease Agreement such failure continuing for a period of ten (10) days after Landlord provides Tenant with written notice thereof; provided, however, Landlord shall have no obligation to provide such notice more than two (2) times in any calendar year;

B. The failure of Tenant to perform, comply with or observe any of the other covenants or conditions contained in this Lease Agreement and the continuance of such failure for the period of time as may be specified elsewhere in this Lease Agreement for such specific covenant or condition, or should no period of time be specified elsewhere in this Lease Agreement with respect to such specific covenant or condition, a period of thirty (30) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant's diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period and/or the continuance of to complete such cure in as diligent a fashion as possible, not to exceed ninety (90) days, subject to Force Majeure;

C. Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease Agreement pursuant to Section 24 or an estoppel certificate pursuant to Section 35;

D. Intentionally Omitted;

E. The filing of a petition by or against Tenant or any guarantor of Tenant's obligations under this Lease Agreement (i) naming Tenant or any guarantor as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's or any guarantor's property or for Tenant's interest in this Lease Agreement, or (iii) to reorganize or modify Tenant's or any guarantor's capital structure;

F. The admission by Tenant or any guarantor in writing of its inability to meet its obligations as they become due or the making by Tenant or any guarantor of an assignment for the benefit of its creditors;

G. The attempt by Tenant to assign this Lease Agreement or to sublet all or any part of the Leased Premises, the consent to which by Landlord is required under Section 12 hereof, without the prior written consent of Landlord;

H. Any holding over by Tenant in accordance with Section 28 with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement;

I. The failure by Tenant to comply with the insurance requirements set forth in Exhibit 1after having received ten (10) days' written notice thereof from Landlord; or

J. Provided Landlord is then the owner of the Adjacent Building and Landlord and Tenant have entered into a 2000 Lease Agreement (as hereinafter defined) covering space in the Adjacent Building pursuant to Tenant's exercise of its rights set forth in Section 54 of this Lease Agreement, an Event of Default (as defined in the 2000 Lease Agreement) shall have occurred under said 2000 Lease Agreement provided the same is (i) monetary in nature or otherwise material in nature and (ii) not disputed in good faith by and by written notice from Tenant.

SEC. 16 REMEDIES OF LANDLORD: Upon any Tenant Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A. Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions, tenant improvement allowances and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.

B. Terminate Tenant's right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall use reasonable efforts under the circumstances to mitigate its damages, including reletting the Leased Premises on such terms and conditions as Landlord in its reasonable discretion may determine (which may including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing other comparable space in the Building. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant's right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

C. Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien or security interest described in Section 17. The provisions of this Section 16.0 are intended to override and control any conflicting provisions of the Texas Property Code.

D. All agreements and provisions to be performed by Tenant under any of the terms of this Lease Agreement shall be at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder and such failure shall continue for ten (10) days after notice thereof by Landlord, or should Tenant fail to perform any other obligation hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord (subject to the provision in Section 15.B above regarding matters that cannot be reasonably cured within 30 days) then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant's part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

E. Landlord covenants and agrees to use commercially reasonable efforts to mitigate Landlord's damages if a Tenant Event of Default occurs. Notwithstanding, Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:

(1)	Landlord leases other space in the Building prior to re-letting the Leased Premises;

(2)
Landlord refuses to relet the Leased Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this Lease, "affiliate" shall mean and refer to any person or entity controlling, under common control with, or controlled by, the party in question);

(3)	Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;

(4)	Landlord refuses to relet the Leased Premises to any person or entity because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Building;

(5)
Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(6)
Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;

(7)
Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord's standard lease form without substantial tenant-oriented modifications or such tenant requires improvements to the Leased Premises to be paid at Landlord's cost and expense; or

(8)	Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;

and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (8) above, both inclusive, of this sentence are reasonable grounds for Landlord's refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord's refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement. In the event the waiver set forth in this Section 16.E shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable, and that Landlord shall be conclusively deemed to have used the efforts to mitigate damages required by applicable law it Landlord places the Leased Premises on its inventory of available space in the Building; Landlord makes such inventory available to brokers who request same; and Landlord shows the Leased Premises to prospective tenants (or their brokers) who request to see it.

SEC. 17 LIEN FOR RENT: To secure payment of all rent due and to become due hereunder, and the faithful performance of all the other covenants of the Lease Agreement required to be performed by Tenant, Tenant hereby gives to Landlord an express contractual lien on and security interest in and to all property, chattels or merchandise which may be placed in the Leased Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of such property. All exemption laws are hereby waived by Tenant. This lien and security interest are given in addition to Landlord's statutory lien(s) and shall be cumulative thereto. This lien and security interest may be foreclosed with or without Court proceedings, by public or private sa)e, with or without notice and Landlord shall have the right to become purchaser, upon being the highest bidder at such sale. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest. Notwithstanding the foregoing. Landlord covenants and agrees that in the event Tenant, its subtenants or assigns, acquires and/or leases any or all of personal property to be installed and used upon the Leased Premises subject to retained title, equipment lease, conditional sale contract, chattel mortgage or other security agreement or lease (collectively, "Equipment Lender"), Landlord agrees to execute and deliver to any such secured creditor and/or lessor a subordination (or if so required by such Equipment Lender, a waiver) of any and all of the foregoing liens Landlord may have upon such personal property. Such subordination (or waiver, as the case may be) will be on a form provided by Tenant and reasonably acceptable to Landlord authorizing the Equipment Lender to enter upon the Leased Premises and remove such personal property in the event of default under the terms of the security agreement and/or lease.

SEC. 18 LANDLORD'S DEFAULT: The occurrence of any one or more of the following shall constitute a "Landlord Event of Default" under this Lease Agreement:

A. Landlord's failure, when required hereunder, to pay any sum that Landlord is required to pay or provide under this Lease Agreement if such failure continues for ten (10) days after written notice of such failure from Tenant to Landlord;

B. Landlord's failure, when required hereunder, to perform any other obligation of Landlord if such failure continues for thirty (30) days after written notice from Tenant to Landlord of such default, provided that if such failure cannot reasonably be cured by the end of such thirty (30) day period, Landlord shall not be in default if Landlord commences reasonable efforts to cure such failure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion, but in no event shall such cure period be extended by more than ninety (90) days in the aggregate, subject to Force Majeure; and

C. The filing of a petition by or against Landlord (i) naming Landlord as a debtor in any bankruptcy or other insolvency proceeding, or (ii) for the appointment of a liquidator or receiver for all or substantially all of Landlord's property or for Landlord's interest in this Lease Agreement.

Notwithstanding Sections 18.A and 18.B above, if any provision of this Lease Agreement provides for a different notice period from Tenant upon Landlord's failure to perform an obligation, then such other notice period shall be the exclusive notice required from Tenant, and the notice provisions of this Section 18 shall not apply.

Notwithstanding anything to the contrary herein, specific termination rights granted to Tenant shall control over the cure periods specified in this Section 18.

SEC. 19 TENANT'S REMEDIES: If a Landlord Event of Default exists and provided no Tenant Event of Defaults is then existing, Tenant shall have the right to all remedies provided by law and equity or elsewhere in this Lease Agreement, including the right to injunctive relief or specific performance, the right to perform any obligations of Landlord on Landlord's behalf (but only in the event that the cost to remedy such Landlord Event of Default will be less than or equal to $10,000), in which case Landlord shall reimburse Tenant for any and all of Tenant's reasonable costs incurred in connection therewith within 30 days of Landlord's receipt of an invoice therefor (otherwise Tenant shall be entitle to offset Base Rent in satisfaction of the same) and the right to terminate the Lease Agreement. Notwithstanding the foregoing, Tenant shall not be entitled to exercise termination of the Lease Agreement as a remedy for any Landlord Event of Default unless (a) such default materially impairs Tenant's normal business operations in the Leased Premises, (b) Tenant gives Landlord a final notice indicating Tenant's intention to terminate the Lease Agreement and an additional ten (10) days in which to cure such default and (c) no Tenant Event of Default then exists. This Section 19 is in addition to, and does not limit Tenant's remedies as specified elsewhere in this Lease Agreement. In the event that Tenant takes such steps as may be necessary to cure a Landlord Event of Default, Tenant shall be entitled to recover from Landlord at the election of Tenant, all amounts expended by Tenant for such cure, together with reasonable attorneys' fees and interest at the rate of ten percent (10%) per annum thereon from the date expended by Tenant until the date paid. Tenant's rights and remedies contained herein (unless otherwise specifically limited) shall be cumulative and not exclusive.

SEC. 20 NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any Tenant Event of Default shall not constitute a waiver of any right for either a subsequent Tenant Event of Default of the same obligation or any other Tenant Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord. Likewise, failure by Tenant to exercise available rights and remedies, whether singular or repetitive, shall not constitute a waiver of any of Tenant's rights hereunder. Waiver by Tenant of any right for any Landlord's Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Landlord's Event of Default of the same obligation or any other Landlord's Event of Default.

SEC. 21 LAWS AND REGULATIONS; RULES AND REGULATIONS: Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations of any state, federal, municipal and other agencies or bodies having any jurisdiction thereof relating to the use, condition or occupancy of the Leased Premises. Such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof for all purposes and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, provided that all of which changes and amendments will be equally applied to all tenants of the Development and will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. The current rules and regulations of the Building are set forth in Exhibit D attached hereto and made a part hereof for all purposes.

SEC. 22 ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD'S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder; provided, that Landlord and it transferee(s) provide Tenant with a written agreement executed by both parties whereby the transferee(s) agree(s) to assume and be bound by the terms and conditions of this Lease Agreement and to recognize Tenant's rights hereunder (the "Assignment and Assumption Agreement"). Until receipt by Tenant of written notice of any such assignment or transfer by Landlord, together with a copy of the fully executed Assignment and Assumption Agreement no such assignment or transfer shall be binding on Tenant and any payment of Rent or other charges directly to Landlord shall satisfy Tenant's obligations in connection therewith. Furthermore, Tenant specifically agrees to look solely to Landlord's interest in the Complex for the recovery of any judgment from Landlord, it being agreed that the Landlord Parties shall never be personally liable for any such judgment.

SEC. 23 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC. 24 SIGNS:

A. No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Landlord. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord.

B. Notwithstanding the foregoing, Tenant may construct and install, at Tenant's sole cost and expense, a sign (the "Exterior Sign") with the phrase "Tax Masters 2020 Dairy Ashford" shown thereon, which Exterior Sign shall be located on the east side of the exterior of the Building on the spandrel between the fourth (4`h) and fifth (5(h) floors thereof. In addition, Tenant shall have the right to utilize the existing two (2) monument signs for the Building (collectively, the "Monument Signs", together with the Exterior Sign, the "Signage") located adjacent to Dairy Ashford Road and adjacent to Whittington Drive to provide directional assistance and show Tenant's name and/or logo thereon. The exact location (as to the Exterior Sign), size, quality, materials used, graphic style and composition of all such Signage shall be subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall not be unreasonable for Landlord to refuse to approve any such specifications which are inconsistent with the architecture and design integrity of the Building or which violates any applicable law, rule, ordinance, restriction or covenant. Tenant shall be solely responsible, at Tenant's sole cost and expense, to maintain the Signage. The signage rights granted to Tenant pursuant to this Section 24.B are personal to Tenant and may not be granted to any assignee of this Lease Agreement or any subtenant of any portion of the Leased Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Upon the expiration or earlier termination of this Lease Agreement, Tenant shall remove the Exterior Sign and Tenant's name and/or logo from the Monument Signs and their respective surrounding signband areas, at Tenant's sole cost and expense, and repair all damage caused by the installation or removal, including, without limitation, filling all holes, and restoring all wallcoverings to the condition consistent with the areas surrounding the Exterior Sign and/or the areas surrounding Tenant's name and/or logo (and directional assistance) on the Monument Signs, which obligations shall survive the expiration or earlier termination of this Lease Agreement.

SEC. 25 SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

SEC. 26 SUBORDINATION:

A. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to that certain Deed of Trust and Security Agreement in favor of Ohio Life National Life Insurance Company, an Ohio corporation dated October 15, 2008 and recorded at Harris County Clerk's File No. 20080520757 securing certain indebtedness in the face amount of $8,500,000.00 which now encumbers the Building (said deed of trust and any and all amendments thereto and/or modifications thereof hereinafter collectively called the "Deed of Trust"), and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof provided Tenant receives a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") from the holder of such existing Deed of Trust in substantially the same form as Exhibit K attached hereto and made a part hereof for all purposes. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may hereafter encumber the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof provided Tenant shall have received a SNDA executed by any such future mortgagee in form and content reasonably acceptable to Tenant and any such future mortgagee. Tenant acknowledges and agrees that, subject to reasonable modifications requested by any such future mortgagee, the SNDA attached hereto as Exhibit K is a SNDA reasonably acceptable to Tenant. Tenant agrees to execute such SNDA within ten (10) business days of a request by Landlord or such future mortgagee to do so. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas. Landlord, in turn, covenants and agrees that save and except for the Deed of Trust and the lien for any unpaid ad valorem taxes for the current tax year as of the Effective Date hereof, to Landlord's actual knowledge, there are no other liens granted or suffered by Landlord affecting or encumbering the Complex, including the Leased Premises.

B. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

SEC. 27 TAX PROTEST: Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code. Notwithstanding the foregoing, provided Tenant covenants and agrees to indemnify Landlord from any and all liability in connection therewith, including any and all costs suffered or incurred and/or to be suffered or incurred by Landlord in connection therewith, upon receipt of a written request therefor from Tenant, Landlord agrees it will not unreasonably delay filing any such protest requested by Tenant.

SEC. 28 HOLDING OVER: In the event of holding over by Tenant with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to 150% of the Rent payable by Tenant for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties (as defined on Exhibit I) against all claims for damages against the Landlord Parties as a result of Tenant's possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement.

SEC. 29 INDEPENDENT OBLIGATION TO PAY RENT:

A.       It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

B.       Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC. 30 INDEMNITY; RELEASE AND WAIVER;

A. Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including attorneys' fees and necessary litigation expenses (collectively, the "C(aims"), arising from Tenant's use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done. permitted, omitted or suffered by Tenant and its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of Tenant or any of its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES. In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant's sole cost and expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 30 shall survive the expiration or earlier termination of this Lease Agreement.

B. Tenant hereby releases the Landlord Parties from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way associated with any loss covered or which should have been covered by insurance, REGARDLESS OF CAUSE OR ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF THE LANDLORD PARTIES, including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease Agreement.

C. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant Parties (as defined in Exhibit I) harmless from and against any and all Claims incurred by Tenant to third parties, to the extent arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease Agreement or to the extent arising from any negligence or willful misconduct of Landlord or any of its partners, officers, directors, employees, agents, servants, contractors and licensees. In case any action or proceeding shall be brought against Tenant by reason of any such Claim. Landlord, upon notice from Tenant, shall provide a separate defense to same at Landlord's sole cost and expense by counsel reasonably satisfactory to Tenant. The indemnity obligations of Landlord under this Section shall survive the expiration or earlier termination of this Lease Agreement. The liability of Landlord to indemnify Tenant as set forth in this Section 30 shall not extend to any matter against which Tenant shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, or a reasonable amount of insurance for Tenant to have carried, whichever shall be higher, the liability of Landlord shall apply to such excess. The indemnity set forth in this Section 30 shall not be deemed or construed to make Landlord liable for any matter that Tenant is obligated to do or omit by this Lease Agreement, by law, by an obligation to a third party, or otherwise, so long as Tenant is not obligated as a result of a breach or default of this Lease Agreement by Landlord. Likewise, the liability of Tenant to indemnify Landlord as set forth in this Section 30 shall not extend to any matter against which Landlord shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, or a reasonable amount of insurance for Landlord to have carried, whichever shall be higher, the liability of Tenant shall apply to such excess. The indemnity set forth in this Section 30 shall not be deemed or construed to make Tenant liable for any matter that Tenant is obligated to do or omit by this Lease Agreement, by law, by an obligation to a third party, or otherwise, so long as Landlord is not obligated as a result of a breach or default of this Lease Agreement by Tenant.

D. Landlord hereby releases the Tenant Parties from any and all claims or causes of action whatsoever which Landlord might otherwise now or hereafter possess resulting in or from or in any way associated with any loss covered or which should have been covered by insurance, REGARDLESS OF CAUSE OR ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT

NEGLIGENCE OF THE TENANT PARTIES, including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Landlord pursuant to this Lease Agreement.

SEC. 31 INSURANCE: Landlord and Tenant shall satisfy the insurance requirements as more particularly described on Exhibit 1 attached hereto and made a part hereof for all purposes. In no event shall either party's liability under this Lease Agreement be limited by the amount of insurance required to be carried under Exhibit 1.

SEC. 32 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord's request, to execute a recordable memorandum of this Lease Agreement.

SEC. 33 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice, notification or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and (i) delivered personally, (ii) forwarded by facsimile, (iii) sent by Certified or Registered Mail, postage prepaid, with a copy also sent by facsimile or (iv) sent by a reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	DAP Plaza 2000 Dairy Ashford Drive, Suite 140 Houston, Texas 77077 Attn: D.A. Smith Facsimile: (281) 493-6439

With a copy to:	DAP Plaza c/o Shapco Inc. 1666 20th Street Santa Monica, California 90404 Attn: Jaime Gesundheit Facsimile: (310) 264-1674

With a copy to:	Jerry A. Witkow, Esq. 1666 20`h Street Santa Monica, California 90404 Facsimile: (310) 264-1675

To the Tenant:	At the address noted for Tenant on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.

Such addresses may be changed from time to time by either party by serving written notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, five (5) business days after it shall have been mailed as provided in this Section 33 or if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine, whichever is earlier.

SEC. 34 COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord within ten (10) days of Landlord's request an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit E attached hereto and made a part hereof for all purposes.

SEC. 35 RELOCATION OF TENANT: Intentionally deleted.
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SEC. 36 BROKERS: Landlord and Tenant warrant to each other that neither party has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only CBRE Richard Ellis and Briarhollow Realty Group, Inc. (collectively, the "Landlord Brokers") and Realm Realty Company by and through its duly licensed agent, Jerry Paul Berghauser (the "Tenant Broker"), and that neither party knows of any other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement, and Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from and against any Claim suffered or incurred by the injured party as a result of any other firm or person claiming a commission, finder's fee or other compensation arising from the negotiation of this Lease Agreement other than the aforedescribed Landlord Brokers and Tenant Broker. Landlord agrees to pay all real estate commissions due in connection with this Lease Agreement only to the Landlord Brokers and Tenant Broker, provided Landlord and such brokers have entered into a separate written commission agreement and to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against any liability of the Tenant Parties arising from Landlord's failure to timely pay any and all commissions, finder's fee or other compensation due and owing to said Landlord Brokers and Tenant Brokers as aforesaid.

SEC. 37 ESTOPPEL CERTIFICATES:

A. From time to time after the Effective Date, within ten (10) business days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit F or in such other form and substance satisfactory to Landlord and reasonably acceptable to Tenant, certifying to all or any part of the information provided for in Exhibit F as is requested by Landlord and any other information reasonably requested by Landlord.

B. From time to time after the Effective Date, within ten (10) business days after request in writing therefor from Tenant, Landlord agrees to execute and deliver to Tenant, or to such other addressee or addresses as Tenant may designate (and Tenant and any such addressee may rely thereon), a statement in writing in the form of Exhibit F or in such other form and substance satisfactory to Tenant and reasonably acceptable to Landlord, certifying to all or any part of the information provided for in Exhibit F as is requested by Landlord and any other information reasonably requested by Landlord.

SEC. 38 NAME CHANGE: Intentionally deleted

SEC. 39 BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all o[/be terms and conditions of the offer and proposed assignment, and (c)the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i)may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.A(3)(e). Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant's obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this

Lease Agreement shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant's obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

SEC. 40 TELECOMMUNICATIONS PROVIDERS: In the event Tenant wishes to use, at anytime during the Term of this Lease Agreement, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything set forth herein to the contrary, it shall not be unreasonable for Landlord to withhold its consent for any of the following, which are provided by way of example and not without limitation (provided that demanding additional compensation from such provider shall be unreasonable) (i) such provider agreeing to an easement or license agreement in form and substance satisfactory to Landlord, (ii) Landlord having been provided and approved the plans and specifications for the equipment to be installed in the Building, (iii) Landlord having received, prior to the commencement of such work, such indemnities, bonds or other financial assurances as Landlord may require, (iv) the provider agreeing to abide by all Building rules and regulations, and agreeing to provide Landlord an "as built" out of plans and specifications, and (v) Landlord having determined that there is adequate space in the Building for the placement of all of such provider's lines and equipment.

SEC. 41 HAZARDOUS SUBSTANCES:

A.Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, contained or disposed of on or in the Complex by Tenant, Tenant's agents, employees, contractors or invitees. If Hazardous Substances are used, stored, generated, contained or disposed of on or in the Complex, or if the Complex becomes contaminated in any manner due to the actions or omissions of Tenant or its agents, employees, contractors or invitees, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Complex, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term and as a result of such use, storage, generation, disposal or contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Complex that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Complex to the condition existing prior to the presence of any such Hazardous Substance on the Complex; provided, however, Tenant must obtain Landlord's prior written approval for any such remedial action. The indemnity obligations of Tenant under this Section 41 shall survive the expiration or earlier termination of this Lease Agreement.

B. As used herein, "Hazardous Substance" means (i) any substance that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal law, and includes any and all material or substances that are defined as "hazardous waste", "extremely hazardous waste", "hazardous substance" or a "hazardous material" pursuant to any such laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof, (ii) any substance which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents and (iii) all biohazardous, infectious and medical waste. Notwithstanding anything in this Section 39 to the contrary, "Hazardous Substances" shall not include materials commonly used in the ordinary operations of a general office building, provided that (1) such materials are used and properly stored in the Leased Premises in quantities ordinarily used and stored in comparable medical space, (2) such materials are not introduced into the Building's plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) such materials are in strict compliance with local, state or federal law.

C. Landlord represents, warrants and agrees that to the actual knowledge of Landlord, as of the Effective Date, the Development is and will be free from Hazardous Substances. Notwithstanding anything contained herein to the contrary, Landlord shall indemnify, defend and hold harmless the Tenant Parties from and against any and all claims, liabilities, losses, actions, costs and expenses (including reasonable attorney's fees and costs of defense) and any resulting cleanup or remediation costs or expenses of any kind whatsoever incurred by such indemnified persons, or any of them, arising out of or related to the breach by Landlord of the warranty and representation set forth above.

D. Without limiting the generality of the foregoing, Landlord expressly agrees that if cleanup or remediation is required (due to presence of, or release or discharge of, Hazardous Substances or materials, including without limitation, mold or mold conditions or indoor air quality prior to Tenant's possession, or during or after Tenant's possession, provided the same is caused by Landlord or for which Landlord is legally required to clean up or remediate) by any governmental authority having jurisdiction, Tenant shall have the following options:

(i)           If such remediation does not materially affect Tenant's ongoing business operations, as reasonably determined by Tenant, then Tenant shall continue the Lease Agreement with Rent and other charges proportionately reduced to the extent that (a) Tenant's business operations are affected, and/or (b) a portion of the Leased Premises and/or parking areas devoted to Tenant's use, as well as common areas are not available for Tenant's ongoing business, until the cleanup or remediation is completed, whichever is greater. If the cleanup or remediation takes place prior to the Commencement Date, Tenant shall receive a one-day delay in the Commencement Date for each day that Landlord's cleanup or remediation actually delays opening of Tenant's business beyond the Commencement Date.

(ii)           If such remediation does materially affect Tenant's ongoing business operations, as reasonably determined by Tenant, then Tenant shall have the option to (a) continue the Lease Agreement with Rent and other charges proportionately reduced to the extent that Tenant's business operations are affected until such time as the remediation is complete, or (b) shall have the right to immediately terminate the Lease Agreement and Tenant's obligations hereunder (other than those accruing prior to the termination date).

(iii)           For the purposes of this Section 41, the following shall be included in the definition of a material effect on Tenant's business: Any cleanup or remediation that affects any portion of the Building, or removes from use ten percent (10%) of the parking spaces allocated to Tenant, or materially impedes access to or visibility of the Leased Premises. Any such remediation shall be deemed completed upon approval by the governmental agencies having jurisdiction.

SEC. 42 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES: Wherever in this Lease Agreement Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. EXCEPT WITH RESPECT TO TENANT'S INDEMNITY OBLIGATIONS UNDER SECTION 28, IN NO EVENT SHALL THE LANDLORD PARTIES OR TENANT PARTIES BE LIABLE FOR, AND THE LANDLORD PARTIES AND TENANT PARTIES HEREBY WAIVE ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.

SEC. 43 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant's rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this "Transaction") and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the "DTPA"). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant's counsel concerning all elements of this Lease Agreement (including, without limitation, this Section

43) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant's family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.

SEC. 44 ATTORNEYS' FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non- defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

SEC. 45 AUTHORITY OF TENANT: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant.

SEC. 46 INABILITY TO PERFORM: Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the Landlord ("Force Majeure" ).

SEC. 47 JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Tenant.

SEC. 48 EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant's consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.

SEC. 49 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE AGREEMENT, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY APPLICABLE LAW, RULE, STATUTE, ORDER, CODE OR ORDINANCE. If Landlord commences any legal proceeding against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.

SEC. 50 CALCULATION OF TIME PERIODS: Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

SEC. 51 ANTI-TERRORISM LAWS: Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN's OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA

Patriot Act"); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a "Prohibited Person" which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a Specially Designated National and Blocked Person on the then-most current list published by OFAC at its official website, http://wvvw.treas.Elov/offices/eotffc/ofac/sdn/t1 I sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the Term. Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 51.

SEC. 52 FINANCIAL STATEMENTS: Tenant shall comply with all financial disclosure requirements of the SEC governing Tenant during the Term of this Lease Agreement. If at any time during the Term of this Lease Agreement Tenant elects to "go private" and no longer permit the public sale or transfer of securities in Tenant it shall so notify Landlord in writing and thereafter, from time to time during the Term, but no more frequently than once per calendar year, provide to Landlord an up to date true and accurate financial statement, balance sheet, and income and expense statement prepared and signed by an independent Certified Public Accountant covering Tenant and any guarantor of Tenant's obligations under this Lease Agreement, within ten (10) days after request therefor is made by Landlord to Tenant. Except as may be required by law, Landlord agrees to keep any financial information provided pursuant to this Section 52 (the "Confidential Information") confidential; provided, however that (a) Landlord may make any disclosure of the Confidential Information to which Tenant has consented in writing in advance, and(b) any of the Confidential Information may be disclosed to employees, partners, agents, successors, affiliates, assigns and representatives of Landlord, including. but not limited to, its auditors, attorneys, and lenders and potential purchasers and lenders of the Building in connection with any financing or sale of the Building who (i) need to know the Confidential Information in connection therewith, (ii) shall have been informed by Landlord of the confidential nature of the Confidential Information, and (iii) shall have agreed to treat the Confidential Information confidentially and to use it only for the purpose described above.

SEC. 53 RENEWAL OPTION: Tenant shall have, and is hereby granted, the option (the "Renewal Option") to extend the Term of this Lease Agreement for one (1) additional period of five (5) years (the "Extended Term") upon and subject to the following terms, conditions and provisions:

A. The Renewal Option may only be exercised by Tenant giving written notice thereof to Landlord no earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the Term of this Lease Agreement. If Tenant fails to give Landlord such written notice of exercise of the Renewal Option within such specified time period, Tenant shall be deemed to have elected not to exercise, and to have waived, the Renewal Option and the Renewal Option shall automatically terminate and expire and be of no further force and effect. It is expressly agreed that Tenant shall not have the option to extend the Term of this Lease Agreement beyond the Extended Term. If Tenant exercises the Renewal Option, the Extended Term shall commence immediately upon the expiration of the Term of this Lease Agreement (the "Extended Term Commencement Date").

B. If Tenant shall have exercised the Renewal Option (in accordance with and subject to the provisions of this Section 53), the Extended Term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease Agreement except for any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term and except that (i) the annual Base Rent during the initial thirty (30) months of the Extended Term shall be Eleven and No/100 Dollars ($11.00) per square foot of Net Rentable Area of the Leased Premises, (ii) the annual Base Rent during the remaining thirty (30) months of the Extended Term shall be Twelve and 50/100 Dollars ($12.50) per square foot of Net Rentable Area of the Leased Premises, (iii) the Leased Premises and all leasehold improvements relating thereto will be provided in the condition they exist (i.e., "AS IS" and "WITH ALL FAULTS") on the Extended Term Commencement Date, and (iv) this Lease Agreement shall be deemed to have been automatically amended as of the Extended Term Commencement Date in accordance with this Section 53. Tenant and Landlord shall promptly execute and deliver an appropriate amendment of this Lease Agreement to evidence such terms following commencement of the Extended Term.

C. Notwithstanding any provision herein to the contrary, Tenant shall not have the right to extend the Term of this Lease Agreement pursuant to this Section 53 if, at the time Tenant exercises such Renewal Option or on the Extended Term Commencement Date, a Tenant Event of Default has occurred and is continuing. Tenant shall not have the right to assign the Renewal Option to any sublessee of the Leased Premises or assignee of this Lease Agreement, nor may any such sublessee or assignee exercise the Renewal Option unless pursuant to a sublease of the entire Leased Premises or an assignment of Tenant's entire interest in this Lease Agreement,

SEC. 54 RIGHT OF FIRST OFFER:

A. Subject to the renewal rights, expansion rights, rights of first refusal and rights of first offer of other tenants in the Adjacent Building heretofore granted by Landlord or which are included in any lease executed hereafter to which Tenant fails to exercise its right of first offer under this Section 54, Tenant shall have a continuing right of first offer ("ROFO") throughout the Term of this Lease Agreement or, if the Renewal Option is exercised, the Extended Term, with respect to all leasable space in the Adjacent Building which currently is, or becomes vacant (the "ROFO Space"). In connection with the foregoing. Tenant acknowledges receipt of a schedule (the "Adjacent Building Rent Roll") of all tenant leases for space in the Adjacent Building, which Adjacent Building Rent Roll shows, among other things, the primary lease terms, any renewal options and applicable rental rates. Landlord shall keep such Adjacent Building Rent Roll current through the Term and any extensions thereof, and shall provide an updated Adjacent Building Rent Roll to Tenant from time to time upon written request.

B. In the event any of the ROFO Space becomes available for lease, within sixty (60) days thereafter, Landlord shall give Tenant written notice thereof (the "Availability Notice"), which notice shall include a description of the ROFO Space and the date such ROFO Space will become available, and Tenant shall have ten (10) days from the receipt of the Availability Notice (but only seven [7] days with respect to any ROFO Space covering less than 1,000 square feet of Net Rentable Area) to either (i) elect to lease said space as of the time of availability of such ROFO Space for occupancy, or (ii) notify Landlord that it does not desire to lease said ROFO Space. In the event Tenant declines or fails to respond within said ten (10) day period (or seven [7] as applicable), Tenant shall be deemed to have elected not to lease such ROFO Space, and Landlord shall have a period of one hundred eighty (180) days thereafter to lease such ROM Space to a third party. If Landlord does not enter into a lease of said ROFO Space within such one hundred eighty (180) day period, Tenant shall again have a right of first offer on such vacant space as set forth in this Section 54.

C. If Tenant timely responds affirmatively to an Availability Notice, then within thirty (30) days thereafter, Landlord and Tenant shall enter into an amendment to this Lease Agreement covering such ROFO Space (the "Amendment"), containing the following terms and conditions: (i) the annual Base Rent for such ROFO Space shall be equal to one hundred ten percent (110%) of the gross rent (i.e. base rent plus the proportionate share of operating expenses for the Adjacent Building with respect to the ROFO Space) payable by the most recent lessee of the ROFO Space during the final year of such lessee's lease agreement, as set forth on the Adjacent Building Rent Roll; provided, however, effective as of each third (3rd) anniversary of the ROFO Space Commencement Date (hereinafter defined) (including any such third (3rd) anniversary of the ROFO Space Commencement Date occurring during the Extended Term, if any), the annual Base Rent shall be increased by ten percent (10%), (ii) the Base Rent and Tenant's proportionate share of operating expenses for the Adjacent Building with respect to such ROFO Space shall commence to accrue on the day (the "ROFO Space Commencement Date") that is ninety (90) days following the date Landlord delivers the ROFO Space to Tenant, provided that there shall be no cap on Controllable Operating Expenses with respect to the operating expenses for the Adjacent Building and the "base year" with respect to such operating expenses shall be the calendar year in which the ROFO Space Commencement Date occurs, (iii) an improvement allowance in an amount equal to the product derived by multiplying (a) Three and No/100 Dollars ($3.00) per square foot of Net Rentable Area of the ROFO Space and (b) the total number, if any, of full Lease Years remaining in the Term as of the ROFO Space Commencement Date, shall be made available to Tenant for purposes of constructing and/or installing such improvements within the ROFO Space as Tenant deems reasonably necessary to accommodate Tenant's use thereof, provided that if two (2) or fewer full Lease Years remain in the Term as of the ROFO Space Commencement Date, such ROFO Space and any and all leasehold improvements therein will be provided to Tenant in the condition they exist (i.e., "AS IS" and "WITH ALL

FAULTS") on the date Landlord delivers the ROFO Space to Tenant, (iv) the term of the Amendment insofar as it relates to such ROFO Space shall expire on the expiration of the Term (provided that Tenant shall have rights in the Amendment to extend the term with respect to the ROFO Space that are analogous to Tenant's rights to extend the Term, as set forth in Section 53 above), (v) Tenant shall have the right to utilize up to three (3) parking spaces per each one thousand (1,000) square feet of Net Rentable Area of the ROFO Space in the parking facilities for the Adjacent Building, with (at Tenant's election) up to one (1) of said parking spaces per each one thousand (1,000) square feet of Net Rentable Area of the ROFO Space being either a covered, unreserved parking space (in which event Tenant shall pay Landlord monthly an amount equal to Twenty-Five and No/100 Dollars ($25.00), plus applicable taxes, for each covered, unreserved parking space) or a covered, reserved parking space (in which event Tenant shall pay Landlord monthly an amount equal to Fifty and No/100 Dollars ($50.00), plus applicable taxes, for each covered, reserved parking space) and (vi) any other terms necessary to recognize that such ROFO Space is being leased in a multi-tenant building rather than in a single-tenant building.

D. The ROFO provided herein can be exercised only if, at the time of such exercise, (i) no Tenant

Event of Default has occurred and is continuing, and (ii) Tenant is in possession of the entire Leased Premises (unless Landlord, in its sole discretion, elects to waive either such condition). Tenant shall not have the right to assign the preferential leasing rights described in this Section 54 to any assignee of this Lease Agreement or sublessee of the Leased Premises, nor may any such assignee or sublessee exercise or be entitled to the benefits of same.

SEC. 55 PURCHASE OPTION: During the Term, so long as no Tenant Event of Default has occurred and is continuing, Tenant shall have a right of first offer to purchase the Building pursuant to the terms and provisions of Exhibit J attached hereto and made a part hereof for all purposes.

SEC. 56 MEMORANDUM OF LEASE: Landlord and Tenant covenant and agree to execute within then (10) business days after the written request of the other a memorandum of lease in recordable form setting forth the essential terms contained herein, including without limitation the Term and any extension rights as well as any easement rights and purchase options, exclusivity rights, and rights of first offer/rights of first lease (provided that the Rent amounts set forth herein shall not be included). Otherwise, the parties agree that this Lease Agreement may not be recorded. Within ten (10) days after the expiration or earlier termination of this Lease, Tenant shall execute, have acknowledged and deliver to Landlord a release of memorandum of lease in a form reasonably acceptable to Landlord.

SEC. 57 TENANT'S EXCLUSIVE USE:

A. Throughout the Term, as it may be extended under the terms of this Lease Agreement, Tenant shall have the exclusive right within the Development to operate a business in accordance with Tenant's Intended Use and Landlord covenants and agrees not to lease any space in any portion of the Development to any business competing with Tenant's Intended Use, such as by way of example and not limitation, American Tax Relief Services, Preferred Tax Solutions, Freedom Tax Relief, Titan Tax Relief, H&R Block, Jackson Hewitt, Liberty Tax Services, etc. Notwithstanding the foregoing to the contrary, Landlord shall be permitted to lease space to any business operation providing incidental services similar to Tenant's Intended Use, such as law firms and accounting firms, and any other business providing such incidental services in lease space less than 2,000 square feet.

B. Landlord shall not violate, nor allow any other party in the Development (subject to the rights of any existing tenants of the Development as of the Effective Date under their respective leases) to violate the terms of the exclusivity provision set forth in such 57.A above, and, if a violation occurs, as evidenced by written notice from Tenant to Landlord, Tenant shall be entitled to pursue all remedies Tenant may have at law or in equity, including injunctive relief to enforce the exclusive set forth above.

C. The exclusive set forth in Section 57.A above shall not apply to existing tenants of the Development as of the Effective Date. To the extent that the leases of the other tenants permit a change of use to other uses which would violate Tenant's exclusive set forth in Section 57.A above without consent of the Landlord, such leases shall be subject to this exclusive to the extent such tenants request a change of use or assignment or sublease including a change of use and Landlord has the right to deny such request. Landlord shall notify all other tenants and occupants of the Development of the existence of this exclusivity provision. If permitted by applicable law, Tenant may, but shall not be required to enforce this provision on behalf of Landlord.

SEC. 58 BACK UP GENERATOR:

A. Tenant shall be permitted, at its sole cost and expense, to install, connect to the Building, operate and maintain a back-up electrical generator and all related equipment such as switching gear, conduit and equipment mounts ("Generator") screened from public view to be located on the Leased Premises in a location mutually agreed upon by Landlord and Tenant. The installation of the Generator shall be subject to all conditions and requirements as provided for in Section 10 hereof. So long as Tenant's back-up power is not interrupted, Landlord reserves the right to relocate the Generator from time to time at Landlord's cost and expense.

B. The installation, maintenance, repair, replacement, removal and repair of any damage relating thereto, and all related costs, shall be the sole responsibility of Tenant, subject to Landlord's reasonable direction and control. Landlord shall have no obligation to provide fuel or any utilities to the Generator. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be permitted to install or maintain on or about the Leased Premises or the Building any underground storage tanks. Upon the expiration or termination of this Lease Agreement, Tenant shall be obligated to remove the Generator and all related or ancillary equipment, wiring, and the like, and Tenant shall repair any damage caused by such removal in a manner and method reasonably satisfactory to Landlord.

C. The Generator shall be used solely for the generation of emergency power in the event of and only for the duration of a power outage, or interruption of electrical service to the Building. Tenant shall be permitted to periodically test the Generator to confirm that it is in good working order and that it complies with all applicable laws. The Generator shall be used solely for purposes of Tenant's business at the Building. The use and operation of the Generator shall comply with all applicable provisions of this Lease Agreement. In no event shall the use and operation of the Generator interfere with any of the systems of the Building. Tenant shall comply with all laws applicable to the use and operation of the Generator. Tenant shall be responsible for obtaining all licenses, permits and approvals for the installation, use and operation of the Generator.

D. Tenant shall not be required to pay rent for the right to install, connect, operate and maintain the Generator on the Leased Premises.

E. Tenant shall defend, indemnify and hold the Landlord Parties harmless from and against all claims and liabilities of every kind or nature related to the existence and operation of the Generator and/or the Landlord Generator, except to the extent that such claims and liabilities are the result of the negligence or willful misconduct of any of the Landlord Parties.

SEC. 59 EXHIBITS: Exhibits A through K are attached hereto and made a part of this Lease Agreement for all purposes.

[END OF TEXT]

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these p: csents to be executed n:(I-Eplc colierpi:rts, each of which shall have the force and effect of an original on this 31 'day of July, 2009 (the "Effective Datc..).

LANDLORD:

DAP PLAZA. a California limited partnership

By:	Lebear Corp., its general partner

By: /s/ Leonard Shapiro
Leonard Shapiro, President

TENANT:

TAX MASTERS, [NC., a Nevada corporation

By:	/s/ Patrick Cox
Name:	Patrick Cox
Title:	President

ADDRESS:

900 Town and Country Lane
Suite 400
Houston, Texas 77024

EXHIBIT A

SITE PLAN OF THE LEASED PREMISES

UNITED STATES POST OFFICE
EXISTING DRIVE
EXISTING 2020 DAIRY ASHFORD 5 STORY PARKING GARAGE
EXISTING 5 STORY ATRIUM BUILDING
2020 DAIRY ASHFORD 107,890 SQ
EXISTING PARKING
EXISTING 2000 DAIRY ASHFORD 2 STORY PARKING GARAGE
EXISTING 6 STORY ATRIUM BUILDING
2000 DAIRY ASHFORD 100,974 SQ
DAIRY ASHFORD 80' R.O.W.
ADJACENT SURFACE PARKING
RETENTION POND
PROPERTY LINE

SITE PLAN

Dairy Ashford Plaza

2000 & 2020 DAIRY ASHFORD
HOUSTON, TEXAS 77077

BRIARHOLLOW
REALTY GROUP
281-493-4665

Philip Ewald Architecture Incorporated

NORTH

SCALE 1/16" = 1'-0"

NOT FOR REGULATORY APPROVAL, PERMITTING OR CONSTRUCTION

A-1

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

Tract I

Being a 5.6030 acres (called 5.599 acres) or 244,066 square feet (called 248,873 square feet) of land located in the William Hardin Survey, Abstract No. 24, Harris County, Texas and being a part of DAP Plaza, a subdivision of 7.9056 acre tract of land recorded under Film Code No. 559184 of the Harris County Map Records (II.C.M.R.) and out of Restricted Reserve "A", Ashford Crossing, Section Two, as recorded in Volume 315, Page 59 of H.C.M.R. The said 5.6030 acre tract includes (1) a called 5.0933 acre tract conveyed to DAP Plaza, Ltd. as described in deed recorded under Harris County Clerk's File (H.C.C.F.) No. M096699, Official Public Records of Real Property of Harris County (O.P.R.R.P.H.C.); (2) a called 0.4976 acre tract of land conveyed to DAP Plaza, Ltd. as described in deed recorded under H.C.C.F. No. M499630, O.P.R.R.P.H.C. Said 5.6030 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch iron rod found in the ,vest right-of-way line of Dairy Ashford Road (100.00 feet wide), said iron rod being the southeast corner of the said Ashford Crossing, Section Two and the northeast corner of the said DAP Plaza subdivision and marks the northeast corner of the herein described tract 1;

THENCE, S 02° 03' 26" E, along the west right-of-way line of Dairy Ashford Road and east line of said DAP Plaza, a distance of 234.80 feet to a 1/2-inch iron rod found for the southeast corner of the herein described Tract 1. Same point also being the northeast corner of a called 2.8005 acre (called 2.8010 acres) tract conveyed from SCI Funeral Services of Texas, Inc. to DAP Plaza, Ltd. as recorded under H.C.C.F. No. W541168, 0.P.R.R.P.H.C.;

THENCE, S 87° 31' 12" W, along the common line of the herein described Tract 1 and the said 18005 acre tract a distance of 945.58 feet from which a 5/8-inch iron rod bears S 75° 41' 35" W, 0.40 feet for the southwest corner of the herein described tract, same point also being on the west line of the said DAP Plaza Subdivision;

THENCE, N 02° 29' 11 "W, along the said west line of DAP Plaza Subdivision, same being the easterly line of a called 12.0849 acre Forest Park Cemetery tract recorded under H.C.C.F. No. B308266, Film Code No. 049-17-0359 of Harris County Deed Records (H.C.D.R.), a distance of 235.14 feet to the most westerly northwest corner of the herein described tract, same point also being the northwest corner of the said DAP Plaza subdivision and the southwest corner of the said Ashford Crossing, Section Two and a tract of land sold by Challis Company, N.V. to the United States Postal Service, as described in deed recorded under H.C.C.F. No. H88781 1, 0.P.R.R,P.H.C.;

THENCE, N 87° 32' 28" E, along the common line of DAP Plaza subdivision and southerly line of said Ashford Crossing, Section Two, a distance of 389.91 feet for a 5/8 inch iron rod found marking the southeast corner of said Postal Service tract and the angle point of the herein described tract;

THENCE, N 02° 27' 33" W, along the easterly line of said Postal Service tract, a distance of 360.90 feet to a 5/8-inch iron rod with cap set on the common north line of Restricted Reserve "A" of Ashford Crossing, Section Two and south right-of-way line of Whittington Drive (60 feet wide), same point also being the northeast corner of said Postal Service tract;

THENCE, N 86° 35' 34" E, along the said common north line of said Restricted Reserve "A" and south right-of-way line of Whittington Drive, a distance of 60.01 feet to a 5/8- inch iron rod with cap set for the most northerly northeast corner of the herein described tract, same point also being the northwest corner of a 1.3932-acre tract, conveyed to MYMK LLC, as recorded in H.C.C.F. No. Z059993;

THENCE, S 02" 27' 32" E, along the westerly line of said 1.3932-acre tract, a distance of 361.90 feet to a 5/8-iron rod with cap set on the south line of said Ashford Crossing, Section Two and the northerly line of DAP Plaza subdivision;

THENCE, N 87° 32' 28" E, along the common line of north line of said DAP Plaza subdivision and south line of said Ashford Crossing, Section Two, a distance of 497.43 feet to the POINT OF BEGINNING, and containing 244,066 square feet or 5.6030 acres of land,

Tract 2

Being a tract containing 2.8005 acres (called 2.8010 acres) or 121,988 square feet (called 122,011) of land located in the William Hardin Survey, Abstract No. 24, Harris County, Texas and being a part of DAP Plaza, a subdivision of 7.9056 acre tract of land recorded under Film Code No. 559184 of the Harris County Map Records (H.C.M.R.). The said 2.8005 (called 2.8010 acre) acre tract being conveyed by deed from SCI Funeral Services of Texas, Inc. to DAP Plaza, Ltd. as recorded under H.C.C.F. No. \,V54 I 168, O.P.R.R.P.H.C. and being more particularly described by metes and bounds as follows:

Commencing for reference at a 5/8-inch iron rod found in the west right-of-way line of Dairy Ashford Road (100.00 feet wide), said iron rod being the southeast corner of the said Ashford Crossing, Section Two and the northeast corner of the said DAP Plaza subdivision;

THENCE, S 02° 03' 26" E, along the west right-of-way line of Dairy Ashford Road and east line of said DAP Plaza, a distance of 234.80 feet to a 1/2-inch iron rod found for the POINT OF BEGINNING of the herein described Tract 2. Same point also being the southeast corner of a called 5.0933 acre tract conveyed to DAP Plaza, Ltd. as described in deed recorded under Harris County Clerk's File (H.C.C.F.) No. M096699, Official Public Records of Real Property of Harris County (O.P.R.R.P.H.C.);

THENCE, S 02" 29' 10" E, continue along the west right-of-way line of Dairy Ashford Road and east line of said DAP Plaza, a distance of 85.86 feet to a 5/8-inch iron rod with cap set for an angle point; from which a 518-inch iron rod bears N 37° 55' 02" E, 0.43 feet;

THENCE, S 02° 42' 21" E, continue along the said common line of Dairy Ashford Road and said DAP Plaza, a distance of 43.14 feet to a 5/8-inch iron rod with cap set for the southeast corner of the herein described tract, same being the southeast corner of the said DAP Plaza subdivision;

THENCE, S 87° 31' 12" W, along the southerly boundary line of said DAP Plaza subdivision and the northerly line of the remainder of a 12.1343 acre tract conveyed to S.C.I. Funeral Services of Texas, Inc. as recorded under H.C.C.F. No. N840526, O.P.R.R.P.H.C., a distance of 946.07 feet to a 5/8-inch iron rod with cap found for the southwest corner of the herein described tract, same point also being the southwest corner of the said DAP Plaza subdivision and on the easterly line of a called 12.0849 acre Forest Park Cemetery tract recorded under H.C.C.F. No. B308266, Film Code No. 049-17-0359 of Harris County Deed Records (H.C.D.R.);

THENCE, N 01° 59' 27" W, along the easterly line of the said 12.0849 acre Forest Park Cemetery tract, same being the westerly line of said DAP Plaza subdivision, a distance of 38.19 feet to a 5/8-inch iron rod with cap set for an angle point;

THENCE, N 02° 29' 21" W, continuing with the same common line, a distance of 90.81 feet to a 1/2-inch iron rod found for an angle point, same being the northwest corner of the original 12.1343 acre S.C.I. Funeral Services of Texas, Inc. tract and the southwest corner of said 5.0933 acre tract; from which a 5/8-inch iron rod bears S 75° 41' 35" W. 0.40 feet;

THENCE, N 87° 31' 12" E, along the common line of the said 5.0933 acre tract and the herein described tract a distance of 945.58' to the POINT OF BEGINNING and containing 121,988 square feet or 2.8005 acres of land.

All bearings shown are based on the Texas State Plane Coordinate System, South Central Zone (NAD 83); all are shown in surface and may be converted to grid by multiplying by a scale factor of 0.99988917467.

EXHIBIT C

PARKING AGREEMENT

Landlord hereby agrees to make available to Tenant during the full Term of this Lease Agreement, the following parking spaces (hereinafter collectively referred to as the "Parking Spaces") on an exclusive basis: (i) the surface parking spaces located in front of the Building and west of the parking garage dedicated to the Adjacent Building, (ii) the surface parking spaces located on the asphalt parking lot south of the Building as depicted on the attached site plan and (iii) the parking spaces located in the parking garage west of the Building (hereinafter collectively referred to as the "Parking Facilities" and more particularly shown on Schedule I attached hereto), upon the following terms and conditions:

1.	All Parking Spaces shall be provided to Tenant at no charge during the Term.

2.
Landlord may issue to Tenant parking tags, stickers or access cards for the Parking Spaces, or may provide a reasonable alternative means of identifying and controlling vehicles authorized to park. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Lease Agreement. Tenant shall pay a reasonable refundable deposit for any electronic access device provided by Landlord.

3.
Tenant, at its discretion and sole cost and expense, shall have the right from time to time and upon written notice to Landlord to designate the area(s) within which vehicles may be parked. Tenant agrees that although Tenant may designate with signage (such signage being subject to Landlord's prior written approval) Tenant's reserved Parking Spaces, Landlord shall have no obligation to enforce such reservation by ticketing, towing or affixing a notice to cars parked in Tenant's reserved Parking Spaces by those who are not Tenant's customers, guests, invitees and employees.

4.
Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting directly or indirectly from the use of the Parking Spaces.

5.
Upon the occurrence of a Tenant Event of Default under the Lease Agreement, Landlord shall have the right to terminate Tenant's use of the Parking Spaces subject to the limitations on Landlord's right to terminate this Lease set forth in Section 16.C.

A condition of any parking shall be compliance by the parker with rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable rules and regulations for the Parking Spaces as it deems reasonably necessary. Landlord may refuse to permit any person who violates the rules to park in the Parking Spaces, and any violation of the rules shall subject the car to removal.

C-1

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows and signs designating wheelchair accessible parking spaces must be observed.

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a) in areas not striped for parking

(b) in aisles

(c) where "no parking" signs are posted

(d) on ramps where indicated

(e) in cross-hatched areas

(f) in spaces reserved for exclusive use by designated lessees

(g) in such other areas as may be designated by Landlord or Landlord's agent(s).

5.
Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any parking card or parking sticker.

6.	Parking Facilities managers and attendants, if any, are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for loss or damage to cars and contents, property or persons is assumed by the parker.

8.	In order to protect Landlord's property, Landlord shall have the right, but not the obligation, to install cameras in the Parking Facilities.

9.	Landlord is entitled to limit the size of the parked vehicles by weight, height or width without constituting a breach of its obligation to provide parking hereunder.

C-2

SCHEDULE I

DIAGRAM OF THE PARKING FACILITIES

UNITED STATES
POST OFFICE
No Change Area
EXISTING
DRIVE
EXISTING 2020
DAIRY ASHFORD
5 STORY
PARKING GARAGE
EXISTING
6 STORY ATRIUM
BUILDING
2020 DAIRY ASHFORD
107,890 SQ
EXISTING
PARKING
EXISTING 2000
DAIRY ASHFORD
2 STORY
PARKING GARAGE
EXISTING
6 STORY ATRIUM
BUILDING
2000 DAIRY ASHFORD
109,974 SQ
ADJACENT
SURFACE PARKING
RETENTION
POND
DAIRY ASHFORD
R.O.W.
Parking Facilities

SITE PLAN

Dairy Ashford Plaza

2000 & 2020 DAIRY ASHFORD
HOUSTON, TEXAS 77077

BRIARHOLLOW
REALTY GROUP
281-493-4665

Philip Ewald Architecture Incorporated

SCALE: 1/16" = 1'-0"

NOT FOR REGULATORY APPROVAL, PERMITTING OR CONSTRUCTION

ti

Schedule I-1

EXHIBIT D

RULES AND REGULATIONS

The following standards shall be observed by all tenants of the Development for the common safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time provided they shall be applicable to all tenants of the Development, as specified in the Lease Agreement.

1.
Tenant will refer all contractors' representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct; provided that Tenant may hang paintings, framed wall hangings and other art work and wall hangings as Tenant may desire without Landlord's consent provided the same do not necessitate attachment to any beam or wall studs and Tenant my paint, paper and otherwise texturize any and all walls not open to the general public without the consent of Landlord .

2.
The work of the janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3.
Prior to the commencement of any construction in the Leased Premises, Tenant shall deliver evidence of its contractor's and subcontractor's insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional insureds.

4.
Except as otherwise provided in the Lease Agreement, no sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside of the Building without prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord.

5.
Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Except with respect to a sublease consented to in compliance with the terms of this Lease Agreement, no portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators and microwaves in Leased Premises.

6.
Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

7.
Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the Building or in the corridors or passageways of the Building or attached Parking Areas, except in approved dumpsters. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building, except for Landlord designated bicycle parking areas.

8.
Tenant shall have the right to re-key all entrances and exits to the Building as well as all hallways not open to the general public and to make as many copies as Tenant desires, at its cost and expenses, provided that Tenant shall provide Landlord with copies of all keys necessary to gain entrance to the Building an/or any portions thereof subject to Landlord's maintenance and control. All keys shall be surrendered to Landlord upon termination of tenancy. All keys shall be surrendered to Landlord upon termination of tenancy.

9.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed in violation of local codes or ordinances.

10.
Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

11.	All holiday and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

12.
Tenant shall provide Landlord with a list of all personnel authorized to enter the Building after hours (6:30 p.m. to 6:30 a.m. Monday through Friday, and 24 hours a day on Saturdays, Sundays and Holidays).

13.
The following dates shall constitute "Holidays" as said term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day and Christmas Day.

14.
The following hours shall constitute the normal business hours of the Building: between 6:30 a.m. and 6:30 p.m. from Monday through Friday and between 9:00 a.m. and 4:00 p.m. on Saturdays, all exclusive of Holidays.

15.
Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building's service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes full responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

16.	Tenant shall notify Landlord of furniture or equipment to be removed from the Building after hours.

17.
Landlord shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries, provided that such use shall be subject to Landlord's reasonable requirements.

18.
Any additional services not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord's cost plus ten percent (10%).

19.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

20.	Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

21.
Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

22.	Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

23.
The requirements of Tenant will be attended to only upon application to the Building Manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

24.
Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules andregulations for the Parking Areas included in the Parking Agreement attached hereto as Exhibit "C".

25.
Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be reasonably needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed provided the same are equally applied to all tenants of the Development.

26.
Landlord will provide 300 cardkeys or other access devices to Tenant and its employees as of the date hereof, and re-program the access codes therefor, at no cost to Tenant. Thereafter, Tenant shall be responsible for issuance and replacement of any such additional card keys, at its sole cost. Tenant agrees to return all of these cardkeys and other access devices to Landlord upon expiration or termination of this Lease Agreement.

27.
Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Landlord but shall in no event be closer than twenty-five feet (25') to any entrance to the Building. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

28.
Tenant shall not attempt to adjust wall-mounted thermostats in the Building. If there is any damage to wall-mounted thermostats due to attempts by Tenant to adjust thermostats. Landlord may repair such damage at the sole cost and expense of the Tenant.

EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an amendment to the Lease Agreement for space in 2020 Dairy Ashford Road, Houston, Harris County, Texas 77077, executed on the   day of  , 2009 between DAP PLAZA, a California limited partnership registered to do business in Texas as "DAP Plaza, Ltd.", as Landlord and TAX MASTERS, INC., as Tenant.

Landlord and Tenant hereby agree that:

1.	The Leased Premises consists of approximately 107,890 square feet of Net Rentable Area.

2.
Except for those items shown on the attached "punch list", if any, which Landlord will remedy within thirty (30) days hereof, Landlord has fully completed the construction work required under the terms of the Lease Agreement.

3.
To the knowledge of Tenant, the Leased Premises are tenantable, the Landlord has no further obligation for  construction (except as specified above), and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

4.	The Commencement Date of the Lease Agreement is hereby agreed to be the _____ day of ______________________, 200___.

5.	The Expiration Date of the Lease Agreement is hereby agreed to be the _____ day of ______________________, 200___.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed thisday of _____ day of ______________________, 200___.

Landlord:

DAP PLAZA, a California limited partnership

By:
Name:
Title:

Tenant:

TAX MASTERS, INC.

By:
Name:
Title:

E-1

EXHIBIT F

TENANT'S ESTOPPEL CERTIFICATE

(Addressee)

RE:     Houston , Texas

Gentlemen:

The undersigned ("Tenant") has executed and entered into that certain lease agreement ("Lease Agreement") attached hereto as Exhibit "A" and made a part hereof for all purposes with respect to those certain premises ("Leased Premises") which are located in the above-referenced project ("Project") and are more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed ("Addressee") has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.

With respect to the Lease Agreement, Tenant certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit "A";

2.	The original Lease Agreement is dated __________________, 200___. and has been assigned, modified,,supplemented or amended only in the following respects:

(Please write "None" above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.
Tenant is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite _________, of the Project; and the Leased Premises contain approximately ________________square feet;

4.
The initial term of the Lease Agreement commenced on ________________, 200___, and ends at 11:59 p.m. on ________________, 200___, at a monthly base rent of $ ____________, and no rentals or other payments in advance of the current calendar month have been paid byTenant, except as follows:

(Please write "None" above or describe such payments on a separate sheet of paper);

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through ________________, 200___; all additional rents and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months' rent. rebates or other matters affecting the rent for Tenant, except as follows:

(Please write "None" above or describe such matters on a separate sheet of paper);

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:

(Please write "None" above or describe such deposits on a separate sheet of paper);

8.
The Lease Agreement is in full force and effect and to the knowledge of [Tenant/Landlord], without having undertaken any independent investigation, there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write "None" above or describe such default on a separate sheet of paper);

9.
To the knowledge of Tenant, all improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write "None" above or describe such improvements on a separate sheet of paper);

10.
Tenant has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

(Please write "None" above or describe such right or option on a separate sheet of paper);

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

(Please write "None" above or describe such right on a separate sheet of paper);

12.
To the knowledge of [Tenant/Landlord], without having undertaken any independent investigation, any and all broker's leasing and other commissions relating to and/or resulting from Tenant's execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker's leasing or other commissions will be or become due or payable in connection with or as a result of either Tenant's execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Tenant's renewal of the Lease Agreement, except as follows:

(Please write "None" above or describe such right on a separate sheet of paper);

13.
To the knowledge of [Tenant/Landlord], without having undertaken any independent investigation, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the "Environmental Laws");

14.
The Leased Premises have not been used and Tenant does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

15.
Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Tenant aware of a basis for any such proceeding;

16.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state.

17.	Except as set forth in Section 55 of the Lease Agreement, Tenant has no right of refusal or option to purchase the Leased Premises or the Project.

18.	Tenant understands that the Lease Agreement may be assigned to Addressee and Tenant agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.

Dated:_________________, 200 ____.

Very truly yours,

By:

Name:

Title:

EXHIBIT G

LEASEHOLD IMPROVEMENTS

Tenant will have the right to construct and install the leasehold improvements and tenant finish desired by Tenant in the Leased Premises (collectively, the "Leasehold Improvements") in accordance with, and subject to the limitations and conditions set forth in, this Exhibit G.

I.	INITIAL DELIVERY DATE

1.1
On the Effective Date, Landlord will deliver the Leased Premises to Tenant for construction of Tenant's Work (defined below) in its current condition, i.e., "AS IS", "WITH ALL FAULTS"; provided, however, Landlord shall, at Landlord's sole cost and expenses, perform the Landlord Work (as hereinafter defined) and concurrent with the execution hereof, Landlord has provided Tenant with a certificate from a contractor reasonably acceptable to Tenant that the HVAC system for the Building is in good working order and condition.

1.2
LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. TENANT'S OBLIGATION TO PAY BASE AND ADDITIONAL RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, EXCEPT AS MAY BE OTHERWISE REQUIRED IN CONNECTION WITH LANDLORD'S WORK AND/OR PAYMENT OF THE IMPROVEMENT ALLOWANCE, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENT WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED EXCEPT AS MAY BE OTHERWISE REQUIRED IN CONNECTION WITH LANDLORD'S WORK AND/OR PAYMENT OF THE IMPROVEMENT ALLOWANCE.

II.	TENANT'S WORK

2.1
Tenant's architect and its mechanical and structural engineer (the "Design Professionals") and general contractor (the "General Contractor") for the design and construction of the Leasehold Improvements in the Leased Premises will be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed).

2.2	Prior to the commencement of any construction or renovation work in the Leased Premises:

(a)
Tenant will cause the Design Professionals to prepare a set of space plans (the "Proposed Space Plans") for the Leasehold Improvements. The Leasehold Improvements, as shown in the Proposed Space Plans, must maintain the image of a first class building located in the applicable submarket for the Building. Within five (5) business days after delivery of the Proposed Space Plans to Landlord, Landlord shall either approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Proposed Space Plans or notify Tenant of the item(s) of the Proposed Space Plans that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Space Plans, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval (the "Revised Space Plans"). Within five (5) business days after delivery of the Revised Space Plans to Landlord, Landlord shall either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Space Plans, Tenant shall cause the Design Professionals to further revise and resubmit same to Landlord for approval, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of the each set of Revised Space Plans to either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. The Proposed Space Plans or Revised Space Plans, as approved by Landlord, are hereinafter referred to as the "Space Plans".

(b)
Upon Landlord's approval of the Space Plans, Tenant shall cause the Design Professionals to prepare construction drawings (in accordance with the Space Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the "Proposed Construction Drawings") for the Leasehold Improvements and shall deliver the Proposed Construction Drawings to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed). Within ten (10) business days after delivery of the Proposed Construction Drawings to Landlord, Landlord shall either approve the Proposed Construction Drawings or notify Tenant of the item(s) of the Proposed Construction Drawings that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Construction Drawings, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval (the "Revised Construction Drawings"). Within three five (5) business days after delivery of the Revised Construction Drawings to Landlord, Landlord shall either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Construction Drawings, Tenant shall cause the Design Professionals to further revise and resubmit same to Landlord for approval, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of each set of Revised Construction Drawings to either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. The Proposed Construction Drawings or Revised Construction Drawings, as approved by Landlord, are hereinafter referred to as the "Construction Drawings".

(c)
Landlord's approval of the Construction Drawings shall in no manner indicate that Landlord believes the Construction Drawings are in compliance with all applicable codes, law and regulations and it shall be Tenant's and the Design Professionals' obligation to obtain all such requisite approvals.

2.3	Tenant shall submit to Landlord in writing the following information at least seven (7) days prior to the commencement of construction of the Leasehold Improvements:

(a)
The name and address of each of the subcontractors that the General Contractor intends to engage in the construction of the Leasehold Improvements. All subcontractors shall be subject to Landlord's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. The General Contractor and all of the approved subcontractors are sometimes referred to hereinafter collectively as "Tenant's Contractors".

(b)	The anticipated commencement date of construction and estimated date of completion.
(c)
Evidence of property, liability and worker's compensation insurance reasonably acceptable to Landlord as to insurer, policy terms and coverage (which, as to property and liability insurance policies, shall include, without limitation, naming Landlord as additional insured).

2.4
Tenant, at its sole cost and expense, shall cause Tenant's Contractors to perform all work required to complete the Leasehold Improvements substantially in accordance with the approved Construction Drawings ("Tenant's Work"). Landlord shall have the right to approve and supervise the portions of the Tenant Work related to the Building mechanical, electrical and plumbing systems and structural elements, and to observe all other aspects or the Tenant's Work, but any such approval, supervision or observation shall be strictly for Landlord's own purposes and shall not impose upon Landlord any express or implied duty to Tenant or any third party with respect to the Tenant Work or the Leased Premises, including, without limitation, verification that the Leasehold Improvements are constructed in a good and workmanlike manner, substantially in accordance with the Construction Drawings or in accordance with applicable laws, codes and ordinances.

2.5
Tenant shall not be deemed to be the agent or representative of Landlord in making the Leasehold Improvements, and shall have no right, power or authority to encumber the fee interest in the Building or the land on which it is located. Accordingly, any claims against Tenant with respect to the Tenant's Work or the Leasehold Improvements shall be limited to Tenant's leasehold estate under this Lease. Should any mechanic's or other liens be filed against the Premises, the Leased Premises, the Building, the Land or any other property of Landlord or any interest therein by reason of Tenant's acts or omissions or because of a claim against Tenant or Tenant's Contractors, Tenant shall cause same to be canceled or discharged of record by bond or otherwise within thirty (30) days after written notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period (which failure shall be deemed to be a default hereunder), Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder or at law, cancel or discharge same and Tenant shall promptly reimburse Landlord upon demand, for all costs incurred in canceling or discharging such lien or liens (including, without limitation, reasonable legal fees). Tenant shall indemnify and hold harmless Landlord and its partners, directors, officers, shareholders, employees and agents from and against all costs (including attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to Tenant's Work, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith.

2.6
All Tenant's Work shall be performed in a good and workmanlike manner in accordance with good industry practice, and shall comply in all respects with applicable Federal, State, City and County statutes, ordinances, regulations, laws and codes, including, without limitation, the Americans with Disabilities Act and the Texas Architectural Barriers Act. All required building and other permits in connection with the construction and completion of the Tenant's Work shall be obtained and paid for by Tenant.

2.7
Tenant's Contractors shall be granted access to the Leased Premises for construction of Tenant's Work and inspecting same. Tenant's Contractors shall coordinate the scheduling of Tenant's Work with Landlord's construction manager on as to accommodate the construction of Landlord's Work and the performance of Landlord's asbestos abatement program. Tenant's Contractors shall be allowed to utilize power, water, HVAC (to the extent present) and other existing utility facilities and, subject to the Building Rules, the freight dock and such elevator as may be designated by Landlord for this purpose, as necessary and required in connection with the Tenant's Work in the Leased Premises at no charge (regardless of the time of use).

2.8
Tenant shall mainta n the Leased Premises and the surrounding areas in a clean and orderly condition during construction. Tenant will cause Tenant's Contractors to promptly remove from the Building, by use of their own trash containers, all rubbish, dirt, debris and flammable waste, as well as all unused construction materials, equipment, shipping containers and packaging generated by Tenant's Work; neither Tenant nor Tenant's Contractors shall be permitted to deposit any such materials in Landlord's trash containers or elsewhere in the Building. Storage of construction materials, tools, equipment and debris shall be confined within the Leased Premises. Landlord shall provide Tenant's Contractors with reasonable access to the Building loading dock and service elevator to stage and transport construction materials to the Leased Premises. Such reasonable access shall not be limited to certain time of the day, but shall occur at reasonable intervals within each twenty-four (24) hour period to allow Tenant's Contractors to perform construction work in a logical and sequenced manner.

2.9
lf, at any time, anyone performing construction work on behalf of Tenant shall cause unreasonable interference with anyone performing construction work in the Building on behalf of Landlord, Landlord may, upon twenty-four (24) hours' written notice to Tenant, require Tenant to remove from the Leased Premises and from the Building any person or persons performing construction work on behalf of Tenant causing such interference.

2.10
Upon completion of the Tenant's Work, Tenant shall deliver to Landlord one set of the "as-built" plans and specifications for the Leased Premises on a diskette in AutoCad or compatible format or in writing.

III.            LANDLORD'S WORK

3.1
Landlord shall, at Landlord's sole cost and expenses, perform the following work within the Leased Premises (collectively, "Landlord's Work"): (i) Landlord shall install Building standard carpet within the 2"d through 6th floor lobbies, the elevator landings, and all hallways, corridors and open spaces (i.e. those areas that would otherwise be considered common areas if the Building were a multi-tenant building) in the Building, (ii) Landlord shall install Building standard wall coverings on the interior walls of the first floor lobby, the elevator landings, and all hallways, corridors and open spaces (i.e. those areas that would otherwise be considered common areas if the Building were a multi-tenant building) in the Building using Building standard materials and (iii) Landlord shall install sprinklers within the Building, as required by the City of Houston Fire Code. Landlord's contractors shall coordinate with Tenant's Contractors in connection with the performance of Landlord's Work. Landlord shall complete Landlord's Work within one hundred twenty (120) days following the Effective Date (the "Targeted Landlord Work Completion Date"): provided, however, in the event the Construction Drawings have not been finalized and approved by Landlord as of the day that is sixty (60) days following the Effective Date, the Targeted Landlord Work Completion Date shall be extended by one (1) day for each day following said sixtieth (60th) day that the Construction Drawings are not final and approved by Landlord. In the event Landlord's Work is not complete by the Targeted Landlord Work Completion Date (as same be extended, as set forth in the immediately preceding sentence). Tenant shall be entitled to an abatement of Base Rent equal to the number of days following the Targeted Landlord Work Completion Date (as same be extended, as set forth in the immediately preceding sentence) that it takes for the Landlord's Work to be completed.

IV.            ALLOWANCES

4.1
Landlord shall pay Tenant an allowance toward all costs and expenses of Tenant in designing or constructing the Leasehold Improvements (includ(ng labor, materials, architectural and engineering and permitting costs) in the aggregate amount of $10.00 per square foot of Net Rentable Area in the Leased Premises (the "Improvement Allowance"). The Improvement Allowance may be used for, among other things, such modifications as may be required to accommodate the Leased Premises for Tenant's intended use thereof, including without limitation (i) the design and construction of any Landlord approved Leasehold Improvements, (ii) reconfiguration of HVAC systems as approved by Landlord, (iii) re-metering or submetering of the electric service to the Leased Premises and (iv) design, fabrication and installation of the signage permitted hereunder. Landlord shall pay the Improvement allowance as follows:

(a) First Installment ($535,000.00) - Payable to Tenant within thirty (30) days after Landlord's receipt of the following matters:

(i)	third-party invoices for costs incurred by Tenant in constructing the Leasehold Improvements or for any other item or cost as to which the Improvement Allowance may be applied;

(ii)	evidence that Tenant has approved the invoices for such costs for payment; and

(iii)
lien waivers from any contractor or supplier who has constructed or supplied materials for the Leasehold Improvements (conditional lien-waivers for the current invoice, together with full lien waivers for all prior invoices, and final lien waivers for completed work).

(b) Second Installment ($535,000.00) - Payable within thirty (30) days after the later to occur of (a) receipt by Landlord of Tenant's rent for the 8th month of the Term, (b) Tenant having completed all of Tenant's Work (including installation of all signage), moved into the Leased Premises and opened for business to the general public, (3) receipt by Landlord of a full and final lien waiver from Tenant's contractor and all subcontractors and suppliers, and (4) a certificate of occupancy has been obtained by the Tenant for the Leased Premises and delivered to the Landlord.

In the event any payment (or portion thereof) by Landlord of the Improvement Allowance is past due and unpaid by Landlord, Tenant shall receive a credit against Base Rent payable under the Lease Agreement at a rate of two days for each day that Landlord is late in payment of such Improvement Allowance until the same is paid in full by Landlord.

EXHIBIT H

AIR CONDITIONING AND HEATING SERVICES

Landlord will furnish Building standard air conditioning and heating between 6:30 a.m. and 6:30 p.m. from Monday through Friday and between 9:00 a.m. and 4:00 p.m. on Saturdays, all exclusive of Holidays (as defined in Exhibit D). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will use its good faith efforts to furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for the incremental costs (including a reasonable charge for additional wear and tear resulting from such additional use) incurred in connection therewith, as such cost may be adjusted from time to time, for furnishing such services. Landlord represents that the current charge for furnishing such services is $35.00 per hour.

H-1

EXHIBIT I

INSURANCE REQUIREMENTS

1.	Tenant's Insurance.

a. Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

i.           a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Complex, under which Tenant is named as the insured and (a) Landlord, (b) Landlord's property manager, (c) any lender whose loan is secured by a lien against the Complex, (d) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (e) any directors, officers, employees, agents, or contractors of such persons or entities are named as additional insureds (collectively, the "Landlord Parties"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 30 of the Lease Agreement. The minimum limits of liability applying exclusively to the Leased Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in buildings comparable to the Building. The deductible or self insured retention amount for such policy shall not exceed $10,000;

ii.           insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "Special Form Causes of Loss" or "All Risk" property insurance policies with extended coverage, insuring Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building ("Tenant's Property") and all alterations and improvements to the Leased Premises (including the Leasehold Improvements constructed pursuant to Exhibit G to the Lease Agreement) to the extent such alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building ("Building Standard Installations"), for the full insurable value thereof or replacement cost thereof, having a deductible amount (or self-insured retention amount), not in excess of $25,000;

iii.           during the performance of any alteration, until completion thereof, Builder's Risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Leased Premises;

iv.           Workers' Compensation Insurance, as required by law;

v.           Business Interruption Insurance in an amount equal to at least one year's Rent; and

vi.           such other insurance in such amounts as the Landlord Parties may reasonably require from time to time so long as such coverages are also being required of a majority of the tenants in the Adjacent Building and such coverages being required by landlords of other comparable buildings located in the applicable submarket for the Building.

b. All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) it shall be noncancellable and/or no material change in coverage shall be made thereto unless the Landlord Parties receive thirty (30) days' prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of Texas and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of at least "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

Texas and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of at least "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

c. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit I and that the Landlord Parties are named as additional insureds the "Tenant Policies"). Evidence of each renewal or replacement of the Tenant Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Tenant Policies. In lieu of the Policies. Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 27" (Evidence of Property Insurance) and "Acord 25-S" (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant's commercial general liability policy naming the Landlord Parties as additional insureds) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i)conveys to the Landlord Parties all the rights and privileges afforded under the Tenant Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Landlord Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the Tenant Policies that would affect the interest of any of the Landlord Parties.

2.             Landlord's Insurance.

a. Landlord, at its expense, shall obtain and keep in full force and effect during the Term:

i.           a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Development, including the Complex, under which Landlord is named as the insured and Tenant and any directors, officers, employees, agents, or contractors of such persons or entities are named as additional insureds (collectively, the "Tenant Parties"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Tenant Parties, and Landlord shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 30 of the Lease Agreement. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000. The deductible or self insured retention amount for such policy shall not exceed $1,000;

ii.           insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "Special Form Causes of Loss" or "All Risk" property insurance policies with extended coverage, insuring the Development, and all improvements therein, including without limitation the Building ("Tenant's Property") and all alterations and improvements to the same made by Landlord, for the full insurable value thereof or replacement cost thereof, having a deductible amount (or self-insured retention amount), not in excess of $100,000;

iii.           Workers' Compensation Insurance, as required by law.

b. All insurance required to be carried by Landlord (i) shall contain a provision that (x) no act or omission of Landlord shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) it shall be noncancellable and/or no material change in coverage shall be made thereto unless the Tenant Parties receive thirty (30) days' prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of Texas and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of at least "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

c. On or prior to the Commencement Date, Landlord shall deliver to Tenant appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit I and that the Tenant Parties are named as additional insureds (the "Landlord Policies"). Evidence of each renewal or replacement of the Landlord Policies shall be delivered by Landlord to Tenant at least ten (10) days prior to the expiration of the Landlord Policies. In lieu of the Landlord Policies, Landlord may deliver to Tenant a certification from Landlord's insurance company (on the form currently designated "Acord 27" (Evidence of Property Insurance) and "Acord 25-S" (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Landlord's commercial general liability policy naming the Tenant Parties as additional insureds) which shall be binding on Landlord's insurance company, and which shall expressly provide that such certification (i) conveys to the Tenant Parties all the rights and privileges afforded under the Landlord Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Tenant Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the Landlord Policies that would affect the interest of any of the Tenant Parties.

3.           Waiver of Subrogation.

Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Complex and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by the property insurance that was required to be carried by that party under the terms of the Lease Agreement. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any alterations or improvements exceeding Building Standard Installations, (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business except as may be otherwise specifically provided in the Lease Agreement.

EXHIBIT J

RIGHT OF FIRST OFFER TO PURCHASE THE BUILDING

1.  Subject to the terms and provisions hereof, in the event Landlord elects to sell the Building, Landlord shall deliver written notice (the "Purchase Notice") thereof to Tenant identifying the purchase price (the "Purchase Price") and other economic terms and conditions which Landlord would be willing to accept from a third party buyer, and Tenant shall have the right to purchase the Building on the terms and conditions set forth in the Purchase Notice. Tenant's right to purchase the Building pursuant to this Exhibit J shall expire thirty (30) days from the date Tenant receives the Purchase Notice, unless within such thirty (30) day period, Tenant gives Landlord written notice of its election to purchase the Building on the terms and conditions set forth in the Purchase Notice. If Tenant does not elect to purchase the Building on the terms and conditions set forth in the Purchase Notice (the failure of Tenant to deliver Landlord written notice of such election within said thirty (30) day period shall be deemed an election by Tenant not to purchase the Building on the terms and conditions set forth in the Purchase Notice), and Landlord fails to sell the Building to a third party within one (1) year following Tenant's rejection (or deemed rejection) of the offer, Landlord shall once again be obligated to comply with the terms and provisions of this Section 1 to the extent Landlord continues to pursue the sale of the Building; provided, however, the Purchase Notice provided to Tenant shall include the Purchase Price and other economic terms and conditions which Landlord would then be willing to accept from a third party buyer. Similarly, if Tenant does not elect to purchase the Building on the terms and conditions set forth in the Purchase Notice (the failure of Tenant to deliver Landlord written notice of such election within said thirty (30) day period shall be deemed an election by Tenant not to purchase the Building on the terms and conditions set forth in the Purchase Notice), and within one (1) year following Tenant's rejection (or deemed rejection) of the offer Landlord intends to accept a purchase price from a third party for the Building that is less than ninety percent (90%) of the Purchase Price, Tenant shall again have a right of first offer as set out above, provided that Tenant shall have ten (10) days to respond to the Purchase Notice.

2.  If Tenant elects to purchase the Building, as provided above, Landlord and Tenant shall enter into a purchase and sales contract (the "Contract") on Seller's then standard form of purchase and sale agreement for a commercial building subject to Tenant's and its counsel's reasonable review and revisions, which shall include, among other things, that the sale shall be by Special Warranty Deed and shall contain the standard provisions with respect to assignment of permits, warranties, service contracts and the like. The parties agree that all terms of the purchase of the Building not enumerated in the Purchase Notice (the "Other Terms"), shall be negotiated by the parties if and when the Tenant elects to purchase the Building, as provided above, and such terms shall be reflected in the Contract. If the parties cannot agree to the Other Terms within twenty (20) days after the date Tenant gives notice of its election to purchase the Building. Landlord and Tenant shall submit to nonbinding mediation in Harris County, Texas in order to agree upon the Other Terms. The parties agree that an individual of each entity with the authority to make a decision regarding the Other Terms shall attend the mediation. The Landlord and Tenant shall agree upon a list of possible mediators within ten (10) days of the initial request for mediation. Once a mediator has agreed to mediate the parties' dispute, such mediator shall convene the mediation within ten (10) days of the request of either party, and the mediation shall last as long as the mediator reasonably deems necessary, without regard to business days or hours, but in no event longer than fifteen (15) days. In the event the parties are unable to reach agreement on the Other Terms at the conclusion of the mediation, the right of first offer referenced in this Exhibit J  shall terminate and be of no further force and effect. In such case, the Lease Agreement shall not be affected by the termination of this right of first offer and shall continue in full force and effect.

3.  Any closing under this Exhibit J shall take place at the offices of Partners Title Company, 712 Main Street, Suite 2000E, Houston, Texas 77002 (or such other title company designated by Landlord), no later than sixty (60) days after the date of exercise of the right of first offer. Landlord shall convey the Building to Tenant by special warranty deed, subject to those certain matters then currently affecting the Building. Each party shall pay for closing costs which are customarily paid by such party in similar real estate transactions pursuant to a closing under this Exhibit J

4.  Tenant's rights under Section 1 of this Exhibit J shall not apply to a sale of the Building by Landlord to an Affiliate (defined below), provided that Tenant's rights under said Section 1 shall survive a sale to Landlord's Affiliate. "Affiliate", as used in this Exhibit J shall mean an entity controlling, controlled by, or under common control with Landlord.

J-1

5.  Notwithstanding anything to the contrary contained in this Exhibit J. the right of first offer reflected in Section 1 above shall (i) not impact or affect the ability of any mortgagee of Landlord (or a Landlord Affiliate) to pursue such remedies as may be provided under the applicable financing documents secured by the Building and (ii) be subject to Landlord's satisfaction of all terms and conditions applicable to a sale of the Building, as set forth in said applicable financing documents. Any such mortgagee shall not be required to offer the Building to Tenant pursuant to Section 1 above in connection with a foreclosure of such mortgagee's mortgage or by acceptance of a deed-in-lieu of such foreclosure.

6.  The right of first offer to purchase the Building as provided herein can be exercised only if, at the time of such exercise, (i) no Tenant Event of Default has occurred and is continuing, and (ii) Tenant is in possession of the entire Leased Premises (unless Landlord, in its sole discretion, elects to waive either such condition). Tenant shall not have the right to assign the rights described herein to any assignee of this Lease Agreement or sublessee of the Leased Premises, nor may any such assignee or sublessee exercise or be entitled to the benefits of same.

J-2

EXHIBIT K

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into by and among THE OHIO NATIONAL LIFE INSURANCE COMPANY, an Ohio corporation with its principal office located at One Financial Way, Cincinnati, Ohio 45242 ("Lender"); TAX MASTERS, INC., a Nevada corporation with its principal office located at 2020 Dairy Ashford Road, Houston, Harris County, Texas 77077 ("Tenant"); and DAP PLAZA, a California limited partnership with its principal office located at c/o Shapco Inc., 1666 20th Street, Santa Monica, California 90404 ("Landlord");

WITNESSETH:

WHEREAS, Landlord owns the real property described in Exhibit A attached hereto and made a part hereof, which real property is improved with two (2) office buildings and related parking garages (collectively, the "Property");

WHEREAS, Landlord has leased a portion of the Property designated as 2020 Dairy Ashford Plaza, Houston, Texas 77077 (the "Premises") to Tenant pursuant to the terms of that certain Lease Agreement, dated July 31, 2009 (the "Lease"); and

WHEREAS, Landlord has mortgaged the Property to Lender (the "Mortgage") and assigned Landlord's rights under the Lease to Lender; and

WHEREAS, Lender has required the subordination of Tenant's rights under the Lease as a material condition to extending a loan to Landlord secured by the Mortgage; and

WHEREAS, Tenant acknowledges that the above described mortgage financing will be beneficial to Tenant and agrees to subordinate its rights under the Lease to the lien of the Mortgage on the condition that Lender agree not to disturb Tenant's occupancy of the Premises in the event of Lender's exercise of its remedies under the Mortgage; and

WHEREAS, the parties hereto desire to more fully set forth herein their respective rights and obligations;

NOW, THEREFORE, in consideration of Lender's extension of the above-described mortgage financing to Landlord and the benefit derived by Tenant therefrom, and in further consideration of the respective undertakings herein, the parties hereto agree as follows:

1.            Subordination. The Lease and Tenant's leasehold estate created thereby shall be and are completely and unconditionally subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, as fully, to all intents and purposes, as if the Mortgage had been recorded prior to the execution of the Lease.

2.           Assignment of Rents. Tenant acknowledges that Landlord has assigned rents under the Lease to
Lender, and Tenant agrees with Landlord and Lender to make all rent and other payments required under the Lease directly to Lender on and after receipt by Tenant of a written notice from lender that such rents should be paid to lender. Landlord hereby authorizes Tenant to pay rents to lender in reliance upon such notice without further inquiry by Tenant or authorization from Landlord. Landlord agrees that Tenant's paying Lender pursuant to such notice shall discharge the obligation of Tenant to make any payment so made to Landlord. Tenant's compliance with the provisions of this paragraph 2 shall be a condition to Lender's nondisturbance covenant in paragraph 3 hereof.

HOU 2925123 9
3.           Nondisturbance. In the event that Lender subsequently exercises its remedies under the Mortgage, Lender agrees not to disturb Tenant's occupancy of the Premises or join Tenant in any foreclosure or other judicial proceeding (unless necessary to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease), if and so long as Tenant is not then in default of Tenant's obligations under the Lease at the time of such foreclosure or proceeding.

4.           Attornment. Tenant hereby agrees, in the event of Lender's foreclosure of the Mortgage, to continue to pay rent and perform Tenant's other obligations under the Lease, and to attorn to and recognize Lender, or any other purchaser at foreclosure sale or from Lender (collectively "Successor Purchaser"), as the successor to Landlord under the Lease. The Lease shall remain in full force and effect according to its terms, subject to the limitations set forth in the following paragraph.

Lender and any Successor Purchaser agree to be bound by and to perform the obligations of Landlord under the Lease after succeeding to landlord's interest under the Lease; provided, however, that Lender or a Successor Purchaser shall not, as with respect to Landlord or any other prior party as "Landlord" under the Lease, be:

(a)           bound by or liable for any act or omission of Landlord occurring prior to lender's or a Successor Purchaser's succeeding to Landlord's interest under the Lease, including without limitation any offsets or defenses claimed by Tenant to payment of rent arising from any act or omission of Landlord occurring prior to Lender's or such Successor Purchaser's succeeding to Landlord's interest; or

(b)           bound by any rent or additional rent paid by Tenant to Landlord for more than one month in advance; or

(c)           responsible for any security deposit paid to Landlord which is not in Lender's or a Successor Purchaser's actual possession; or

(d)           bound by any modification of the Lease entered into without Lender's consent.

5.           Lender's Responsibilities. Except as described in this Agreement, no duty or responsibility is imposed on Lender to perform or comply with any of the terms, provisions or conditions of the Lease required to be performed by Landlord unless and until Lender acquires the Premises pursuant to foreclosure, conveyance in lieu thereof, or in any other manner. In any event, lender shall not be obligated to perform Landlord's duties and obligations under the Lease after Lender transfers title and ownership of the Premises.

6.           Notice. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express or Airborne, and shall be deemed received by the addressee two (2) days after postmarked, or in the case of overnight carrier, one (1) day after deposited with the carrier, and addressed as follows:
If to Lender:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, Ohio 45242
Attention: Vice President, Mortgages & Real Estate

If o Tenant:

2020 Dairy Ashford Drive
Houston, Texas 77077
Attention: Michael Wallace

If to Landlord:

c/o Shapco Inc.
I 666 20th Street
Santa Monica, California 90404
Attention: Jerry Witkow

or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

7.            Right to Cure Lease Defaults. Tenant agrees to provide notice to Lender of any default by Landlord under the Lease, and to allow Lender to cure, at Lender's option and without affecting any other provisions hereof in the event Lender elects not to cure, any such default within 30 days after receipt of such notice, or such longer period as may be necessary so long as Lender is diligently pursuing a cure of such default, prior to exercising any right Tenant may have under the Lease to terminate the Lease.

8.            Miscellaneous. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state where the Premises are situated.

This Agreement is self-operative. No further documentation or action will be required in the event Lender or a Successor Purchaser succeeds to Landlord's interest in the Lease.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date of the acknowledgments hereinbelow, to be effective however as of this 31 day of July, 2009.

(LENDER) THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:
Its:

(TENANT) TAX MASTERS, INC.

By:
Its:

(LANDLORD) DAP PLAZA

By:	Lenshap LLC, its general partner
By: Leonard Shapiro, Manager

STATE OF OHIO	)
) SS
COUNTY OF HAMILTON	)

The foregoing instrument was acknowledged before me this _____ day of _______________________, 2009,  by ______________________________________________________ of THE OHIO NATIONAL LIFE INSURANCE COMPANY, for and on behalf of said corporation.

Notary Public

STATE OF TEXAS	)
) SS
COUNTY OF HARRIS	)

The foregoing instrument was acknowledged before me this _____ day of _______________________, 2009,  by ______________________________________________________ of Tax Masters, Inc., for and on behalf of said corporation.

Notary Public

STATE OF CALIFORNIA	)
) SS
COUNTY OF _____________________________	)

The foregoing instrument was acknowledged before me this  _____ day of _______________________, 2009,  by ______________________________________________________ by Leonard Shapiro, Manager of Lenshap LLC, the general partner of DAP PLAZA, for and on behalf of said limited partnership.

Notary Public

Notary Public

Exhibit A

Legal Description

See Attached